UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Thor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2021

WINDOW TO THE WORLD

Notice of 2021 Annual Meeting
of Shareholders and Proxy Statements

THOR
Go Everywhere. Stay Anywhere.

In last year’s letter to our shareholders, we noted our continued confidence in the strength of our markets and stated our belief that your Company was well-positioned to benefit from anticipated growth in the overall RV market in Fiscal Year 2021, resulting from the entry of new buyers into the market. Fiscal Year 2021 did not disappoint as growth in the RV market exceeded our expectations and THOR performed well in the strong market environment. In Fiscal Year 2021, THOR set top and bottom line records as Management navigated our international operations through the challenges of a robust market in the face of a pandemic. People across North America and throughout Europe gravitated to the RV lifestyle as a desired combination of freedom, travel, and safety. Management aggressively seized the opportunities of the strong market and drove your Company to $12.3 billion in sales and $659.9 million in net income. During the year, THOR remained focused on its Diversity, Equity and Inclusion (“DEI”) and Environmental, Social and Governance (“ESG”) efforts both within THOR’s operations and beyond. In the midst of the strong market, Management identified and delivered upon two accretive transactions: the first in Fiscal Year 2021 when THOR acquired Tiffin Motorhomes, Inc. and certain other associated operating and supply companies (“Tiffin”) and the second in the early part of our Fiscal Year 2022 when THOR acquired supplier AirX Intermediate, Inc. (“Airxcel”).

THOR INDUSTRIES, INC.  /  1

Our Fiscal Year

2021 Operating

Performance

Fiscal Year 2021 started with a strong market as the economies of the world began to open up after being slowed by the pandemic and continued to strengthen throughout the year. Management executed upon its strategic plan and relied upon the Company’s demonstrated ability to remain nimble despite its size as it seized market share in key product segments and expanded margins. Just as it quickly ratcheted back operations when the pandemic negatively impacted our market during Fiscal Year 2020, Management quickly ramped up operations when the market returned, and we operated at virtual full capacity throughout the Fiscal Year.

The strong market presented its own set of challenges. Our production capacities were pushed to their limit despite benefiting from a number of strategic operational initiatives that increased the output potential of key facilities and growth in operating footprint. Still, retail demand for our products outpaced our production capacities. Retail demand stressed our supply chain beyond its capacity. As a consequence, our ability to deliver products was limited by the supply chain bottlenecks. The entire industry faced this challenge. Key items throughout the year became scarcely available at different times exposing weaknesses in our supply chain. Management saw an opportunity to shore up the supply chain for the entire industry by acquiring Airxcel, a well-established supplier of many essential parts to the industry on September 1, 2021.

Previously, in December 2020, THOR acquired Tiffin, an industry leader in the luxury Class A motorhome market, making it a great compliment to the product lineup offered by the THOR companies. The Tiffin name is synonymous with quality and customer satisfaction. In less than a year, Management has successfully integrated Tiffin. Already, several of the clear synergistic values arising from this acquisition have been realized and others are well on the way to being realized as evidenced by Tiffin’s record performance since the acquisition.

For our Fiscal Year 2021, THOR’s net income was $659.9 million, an increase of greater than 195% over last year’s net income. During the year, our diluted earnings per share were $11.85, an increase of nearly 195% over last year’s $4.02. Our stock started the fiscal year at $113.99 and ended the year at $118.36.

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As we look ahead to Fiscal Year 2022, barring another forced shutdown or a significant downturn caused by macroeconomic influences, we anticipate a continuation of the strong retail market, as RVing continues to be embraced as a wonderful way to spend time with family and friends and adopted as a safe alternative compared to other means of travel and vacationing. We believe that new buyers will result in a growth of our overall market and that THOR is well-positioned to perform well in that market.

Governance Developments

In Fiscal Year 2021, we stayed on our intentional journey to continually improve corporate governance. At THOR, our system of governance secures our financial integrity and sustained performance.

As we diligently managed our cash flow during the pandemic, one area that remained a focus was our developing ESG program. THOR believes that the value of a company must be measured through many lenses and not solely on its profit. THOR is very focused on its impact on people and the environment. In 2019, we created our ESG Committee with oversight by our Board. The ESG Committee has followed its strong start with a great year of advancement as significant progress has been made on reducing THOR’s carbon footprint. THOR remains focused on our commitment to have net zero GHG emissions by 2050. Last year, we undertook many specific projects, including a partnership with the National Forest Foundation to plant 500,000 trees over the next five (5) years. We are committed to these reforestation efforts to ensure that our national forests can be enjoyed for generations to come, even as the trees we plant help capture greenhouse gases and provide essential oxygen. Each of these actions shows our firm commitment to protecting the environment and ensuring we have beautiful outdoor spaces for people to enjoy in the generations to come. Recently, THOR released its third annual ESG Report which provides details of our progress along our ESG journey. It can be found on our website at www.thorindustries.com.

THOR also continued making progress on its goal of establishing a more inclusive and diverse workforce. Under the leadership of Chandria Harris, a nationally recognized leader in inclusion training and leadership, THOR has experienced significant improvements in its own diversity. In Fiscal Year 2021, THOR continued to extend its diversity and inclusion initiatives beyond its walls as it entered into a partnership with the Outdoor Recreation Roundtable to form The Together Outdoors coalition to support and equip the recreation economy in raising awareness of equity and inclusion issues in outdoor experiences and provide education and awareness to help eliminate existing barriers.

Additionally, during Fiscal Year 2021, our Board continued to execute upon its Board refreshment strategy that is focused on top quality candidates that bring diversity to our boardroom. In October of 2020, William J. Kelley, Jr. joined our Board, and on September 1, 2021, Christina Hennington and Laurel Hurd joined our Board.

As part of our Board refreshment strategy, long term Board member Allen Kosowsky retired at our meeting in October of 2021. Allen brought great financial acumen and experience to our boardroom and was a catalyst for many important advancements in the governance of your Company. Under his leadership as chair of our Nominating and Corporate Governance Committee, we shifted to an independent Chairman, added a diversity policy, and a mandatory retirement age among many other key initiatives. While we added strong members at the time of his retirement, Allen was an important voice in our boardroom and will be missed by the Board and Management alike.

Looking Ahead

The retail market remains robust. Our dealers’ inventory levels are unusually low. Fiscal Year 2022 has started as strong as Fiscal Year 2021 ended, and our expectation is that Management’s continued focus on its strategic plan in favorable market conditions will drive another successful year for your Company. As we look ahead, we remain confident in the future of THOR Industries and thank you– our Shareholders–for the trust and confidence that each of you place in THOR.

The Board of Directors of THOR Industries, Inc.

THOR INDUSTRIES, INC.  /  3

Notice of Annual Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the THOR Industries, Inc. Annual Meeting of Shareholders to be Held on December 17, 2021

Dear Fellow Shareholders:

It is our pleasure to invite you to our Annual Meeting of Shareholders (our “Meeting” or “Annual Meeting”) that will be held virtually on December 17, 2021, at 9:00 a.m. EST. At the meeting, our Shareholders will be asked to:

BOARD RECOMMENDATIONS

• Elect the Directors named in the Proxy Statement;	FOR

• Ratify the appointment of the independent registered public accounting firm;	FOR

• Vote, on an advisory basis, to approve the Named Executive Officer compensation;	FOR

• Approve the Amendment to THOR Industries, Inc. 2016 Equity and Incentive Plan; and	FOR

• Transact such other business as may properly come before the Meeting.

Shareholders of record as of the close of business on October 18, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting and any postponement or adjournment thereof. Given public health concerns related to the on-going coronavirus pandemic (COVID-19), we are holding our Meeting virtually again this year. You or your proxyholder will be able to attend the 2021 Annual Meeting online, vote and submit questions by visiting www.virtualshareholdermeeting.com/THO2021 and using the 16-digit control number included on your notice card, on your proxy card or in the voting instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. We encourage you to vote your shares prior to the Annual Meeting.

THOR Industries tremendously values the input of its Shareholders. Your vote, every vote, is important to us. Please take the time to review our Proxy Statement and submit your votes.

We appreciate your continued confidence in our Company and look forward to your input.

Andrew E. Graves	Todd Woelfer
Chairman of the Board	Senior Vice President, General Counsel, and Corporate Secretary

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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You are entitled to vote at the Meeting if you were a holder of record of THOR Industries, Inc. common stock, $0.10 par value (“Common Stock”), at the close of business on October 18, 2021. At the close of business on that date, 55,530,915 shares of our Common Stock were outstanding and entitled to vote.

Review the Proxy Statement

and Vote in One of Four Ways

INTERNET You may vote by internet 24 hours a day through 11:59 p.m., Eastern Standard Time, on December 16, 2021, by following the instructions listed on the Notice Card.

TELEPHONE You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Standard Time, on December 16, 2021, by following the instructions listed on the Notice Card.

MAIL

You can only vote by mail if you request and receive a paper copy of the proxy materials and proxy card. You may request proxy materials by following the instructions listed on the Notice Card. You may then vote by completing, signing, dating, and returning a proxy card.

VIRTUALLY

To participate in the Annual Meeting online, visit www.virtualshareholdermeeting.com/THO2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website.

Notice to Shareholders: Our 2021 Proxy Statement and Annual Report on Form 10-K are available free of charge on our website at www.thorindustries.com.

THOR INDUSTRIES, INC.  /  5

Proxy Summary

While we offer this summary review of the information contained in our Fiscal Year 2021 Proxy Statement, we encourage you to carefully review the entire Proxy Statement before voting.

VOTING MATTERS	BOARD RECOMMENDATIONS
• **PROPOSAL 1** Election of ten (10) directors named in this Proxy Statement.	**FOR** **each of the nominees**
• **PROPOSAL 2** Ratification of appointment of the independent registered accounting firm for Fiscal Year 2022	**FOR**
• **PROPOSAL 3** Advisory vote to approve the compensation of our Named Executive Officers ("NEOs")	**FOR**
• **PROPOSAL 4** Approval of the Amendment to THOR Industries, Inc. 2016 Equity and Incentive plan	**FOR**

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business

performance

highlights

NET INCOME	NET SALES

Our net income grew in Fiscal Year 2021 to $660 million.	We established a new record with annual net sales of $12.32 billion.

NET INCOME (IN MILLIONS)	NET SALES (IN BILLIONS)
from Continuing Operations attributable to THOR Industries, Inc.	from Continuing Operations

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DILUTED EPS	CASH GENERATION

Our diluted EPS grew to $11.85.	In Fiscal Year 2021, we continued to demonstrate our ability to generate cash as we generated cash from operations of $526 million.

DILUTED EPS	CASH GENERATION (IN MILLIONS)
from Continuing Operations	from Operating Activities

DIVIDENDS

THOR’s ultimate mission is to return value to our Shareholders. An important component of that mission is our dividend policy. To that end, THOR has increased its regular cash dividends each of the last eleven (11) years and recently announced an increase in the dividend awarded in the first quarter of Fiscal Year 2022. Over the last five (5) years, THOR’s dividend has grown at a compounded annual growth rate of approximately 6.5%.

DIVIDENDS

THOR INDUSTRIES, INC. / 9

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ESG

report

In Fiscal Year 2021, THOR made significant advancements on its ESG strategy. During Fiscal Year 2021, THOR:

•	Completed its first carbon questionnaire submission to the Climate Disclosure Project wherein it baselined its 2019 greenhouse gas emissions, marking a significant step forward in our commitment to be net neutral for GHG CO2e emissions.

•	Increased our solar energy self-generation to 6.38 MWH.

•	Released year-over-year greenhouse gas CO2e data comparing Fiscal Years 2020 and 2021 to the 2019 baseline.

•	Expanded our disclosures of Labor, Health and Safety performance.

•	Undertook a number of specific initiatives, including an alignment with the National Forest Foundation dedicated to planting 500,000 trees.

•	Changed the name of our Nominating and Corporate Governance Committee to the Environmental, Social, Governance and Nomination Committee.

We released our third annual ESG Report after the conclusion of our fiscal year. The report may be found at www.thorindustries.com.

THOR INDUSTRIES, INC.  /  11

compensation

highlights

Alignment of Pay and Performance

Fiscal Year 2021 marked our second year under our revised compensation plan wherein we rely heavily upon incentive compensation measured by our net before tax profit (our “NBT”), return on invested capital (“ROIC”), and free cash flow (“FCF”). The new pay plan aligned very well with our performance.

The foundation of our plan rests upon an annual benchmarking process that ensures that our management’s pay aligns well with our compensation peers and the market more broadly. Under the plan, compensation is heavily weighted toward incentive compensation determined by the relative realization of performance metrics that are established annually by the Board as it approves the Company’s operating and compensation plans. For our benchmarking in Fiscal Year 2021, our CEO’s targeted pay was at 65% of our peer group, a level which the Board found to be merited based upon his and management’s performance. We believe our new compensation plan reinforces the long-term incentive elements of our program, utilizing multiple metrics that align well with shareholder return.

As in years past, in Fiscal Year 2021, a predominant percentage of our CEO and other Named Executive Officer (“NEO”) compensation was variable incentive pay as demonstrated by the accompanying charts:

FY2021 CEO COMPENSATION BREAKDOWN

FY2021 NEO COMPENSATION BREAKDOWN

Includes all NEOs

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corporate

governance

highlights

Good corporate governance is essential to the continued long-term success of our business. The following list identifies important governance actions and practices at THOR in Fiscal Year 2021:

DIRECTOR INDEPENDENCE	• 8 of our 10 Directors are independent • Independent Chairman • Board committees comprised entirely of independent members of the Board • Independent Directors meet without management present

BOARD REFRESHMENT

•  Balance of new and experienced Directors with an intentional board refreshment program

•  Follow a mandatory retirement policy requiring all Directors who are 72 years of age or older to submit a resignation to the Board for consideration each year

•  Guided by a diversity policy

•  Implemented a contemplated timeline for refreshment of long-standing board members that has resulted in the introduction of four (4) new board members as of the date of this Proxy.

BOARD ACCOUNTABILITY

•  Declassified Board of Directors

•  Apply a majority voting standard for Directors requiring Directors in uncontested elections to be elected by a majority of the votes cast and requiring submission of resignation in the event that the required majority vote is not received

BOARD EVALUATION & EFFECTIVENESS	• Annual Board Self-Assessment • Bifurcated Chairman and CEO roles

DIRECTOR ENGAGEMENT

•  All Directors attended 97% of Board and Committee meetings in Fiscal Year 2021

•  No Directors serve on an excessive number of outside boards

•  Board committees possess the right to hire advisors

•  Executives do not sit on outside for-profit boards

CLAWBACK ANTI-HEDGING POLICIES

•  Long standing “No Fault” Clawback Policy: Return of incentive compensation when financial statement restatement is required

•  Anti-hedging, short sale, and pledging policies

•  Double trigger change in control provisions in our 2010 Equity Plan and our 2016 Equity Plan requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award

SHARE OWNERSHIP	• Share ownership and retention guidelines for Directors and Officers

PROXY ACCESS	• Allow for Proxy Access for up to twenty (20) Shareholders who, in the aggregate, hold at least 3% of THOR’s outstanding stock for a period of at least three (3) years

BOARD ENGAGEMENT	• Continued Shareholder and advisory firm engagement • Disclosure of Company Governance Guidelines

ESG	• Empower an ESG Committee, reporting directly to our Environmental, Social, Governance and Nominating Committee of the Board of Directors, that is responsible for ESG performance and reporting

THOR INDUSTRIES, INC.  /  13

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table of

contents

4	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

4	BOARD RECOMMENDATIONS

6	PROXY SUMMARY

15	PROXY STATEMENT

16	GENERAL INFORMATION AND VOTING INSTRUCTIONS

20	PROPOSAL 1: Election of Directors

20	Qualifications and Process for Nominees

22	Our Board of Directors: Director Nominees

30	BOARD OF DIRECTORS: Structure and Committees and Corporate Governance

30	Corporate Governance

30	Board Selection Process

30	Proxy Access

30	Board Structure and Leadership

32	Director Independence

32	Board of Directors and Committees of the Board

33	Board Risk Oversight

34	Shareholder Communications

34	Our Governance Practices

37	Director Compensation

38	Executive Officers who are not Directors

39	PROPOSAL 2: Ratification of Independent Registered Public Accounting Firm

39	Independent Registered Public Accounting Firm Fees

41	Report of Audit Committee

PROXY STATEMENT

This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors (the “Board” or “Board of Directors”) of THOR Industries, Inc. (the “Company”, “THOR”, “we”, or “us”), to be used at the 2021 Annual Meeting of the Shareholders of the Company. The proxy card or voting instruction form sets forth your holdings of Common Stock of the Company. We expect that, on or after November 3, 2021, this Proxy Statement will be available through the Internet.

42	PROPOSAL 3: Advisory Vote to Approve the Compensation of our Named Executive Officers

44	COMPENSATION DISCUSSION AND ANALYSIS

44	Executive Summary

47	Our Compensation Philosophy

50	Reviewing the Elements of Compensation from Fiscal Year 2021

52	Additional Compensation Elements

53	Severance Plans and Change in Control Agreements

54	How we Make Compensation Decisions

55	Our Peer Group

56	Measuring the Alignment

57	Report of the Compensation and Development Committee

58	2021 CEO Pay Ratio

59	Compensation Committee Interlocks and Insider Participants

60	EXECUTIVE COMPENSATION

60	Summary Compensation Table

63	Grants of Plan-Based Awards

65	Summary of Equity Compensation Plans

68	Outstanding Equity Awards at 2021 Fiscal Year-End

69	Option Exercises and Shares Vested in Fiscal Year 2021

69	Non-Qualified Deferred Compensation for Fiscal Year 2021

70	Summary of Deferred Compensation Plan

71	Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers

74	PROPOSAL 4: Approval of an Amendment to the THOR Industries, Inc. 2016 Equity and Incentive Plan

82	Ownership of Common Stock

83	Certain Relationships and Transactions with Management

84	Shareholder Proposals

86	APPENDIX A: THOR Industries, Inc. 2016 Equity and Incentive Plan (As proposed to be Amended)

THOR INDUSTRIES, INC.  /  15

general

information

about our

annual meeting

A copy of this Proxy Statement and our Annual Report for the fiscal year ended July 31, 2021 (“Fiscal Year 2021”), will be sent to any Shareholder who requests a copy through any of the following methods:

•	By internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By e-mail: sendmaterial@proxyvote.com

The Annual Report is not to be considered a part of this proxy soliciting material.

Voting Instructions and Information

Who Can Vote

You are entitled to vote if our records show that you held shares in our Company as of the Record Date, October 18, 2021. At the close of business on that date, 55,530,915 shares of our Common Stock were outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote. A list of Shareholders entitled to vote at the Annual Meeting will be available for examination by Shareholders at the Meeting and during regular business hours at the Company’s office for ten (10) days prior to the Meeting.

How to Vote

Given public health concerns related to the ongoing coronavirus pandemic (COVID-19), we are holding our Meeting virtually again this year. You or your proxyholder will be able to attend the 2021 Annual Meeting online, vote and submit questions by visiting www.virtualshareholdermeeting.com/THO2021 and using the 16-digit control number included on your notice card, on your proxy card or in the voting instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. We encourage you to vote your shares prior to the Annual Meeting

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Shareholder of record, we may furnish our proxy materials, including this Proxy Statement and our Annual Report to Shareholders, by providing access to these documents on the Internet. Generally, Shareholders will not receive printed copies of the proxy materials unless they request them.

If your Common Stock is held through a broker, bank, or other nominee (held in “street name”), you will receive instructions from the entity holding your stock that you must follow in order to have your shares voted. If you want to vote your shares at the Meeting, you must obtain a legal proxy from the entity holding your shares and submit a ballot virtually at the Meeting.

If you hold shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability (“Notice Card”) or the proxy card (if printed materials were requested).

Shareholders may vote their shares in any of the following ways:

1.	By Internet: You may vote by internet 24 hours a day through 11:59 p.m., Eastern Standard Time, December 16, 2021, by following the instructions listed on the Notice Card.

2.	By Telephone: You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Standard Time, December 16, 2021, by following the instructions listed on the Notice Card.

3. By Mail: You may vote by mail only if you request and receive a paper copy of the proxy materials

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and proxy card. You may request proxy materials by following the instructions listed on the Notice Card. You may then vote by completing, signing, dating, and returning a proxy card.

4.

Virtually: You may attend the Meeting virtually at www.virtualshareholdermeeting.com/THO2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website.

A proxy submitted by mail that is properly executed and timely returned to our Company that is not revoked prior to the Meeting will be voted in accordance with your instructions. If no instructions are given with respect to the proposal to be voted upon at the Meeting, proxies will be voted in accordance with the recommendations of our Board of Directors on such proposals. You may revoke your proxy at any time until exercised by giving written notice to the Secretary of our Company, by submitting a ballot virtually at the Meeting, or by timely submitting a later-dated proxy by mail, internet, or telephone. At our Meeting, a representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

How Votes are Counted

A quorum is required to transact business at our Meeting. Shareholders of record constituting a majority of the shares entitled to cast votes shall constitute a quorum. If you have returned valid proxy instructions or attend the Meeting virtually, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters voted upon at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting

Your vote may be (i) “for” or “withhold” on the proposal relating to the election of Directors, and (ii) “for”, “against”, or “abstain” on each of the other proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. With respect to director elections, our Amended and Restated By-Laws (“By-Laws”) require each nominee for election as a director to resign from the Board upon failing to receive a majority of the votes cast in an uncontested election, contingent upon the acceptance of the proffered resignation by the Board, with the recommendation of the Environmental, Social, Governance and Nominating Committee of the Board. Broker non-votes and abstentions will not impact the outcome of the vote on the proposals, as they are not counted as votes cast. It is important to be aware that if you hold shares in street name with a broker, bank, or other nominee, and you do not submit voting instructions, then your broker, bank, or nominee will not be permitted to vote your shares in its discretion on any of the matters set for vote at our Meeting other than Proposal 2 relating to the ratification of the appointment of our independent registered public accounting firm, which is considered a routine matter.

THOR INDUSTRIES, INC.  /  17

Cost of Proxy Solicitation

In addition to the solicitation of proxies by mail, officers and employees of our Company may solicit proxies in person or by telephone. The cost of this proxy solicitation is being borne by our Company.

Shareholders Sharing an Address

We will deliver only one Notice of Internet Availability and one Proxy Statement and/or Annual Report, if requested, to multiple Shareholders sharing an address unless we receive contrary instructions from one or more of such Shareholders. We will undertake to deliver promptly, upon written or oral request, separate copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement to a Shareholder at a shared address to which single copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement are delivered. A Shareholder can notify us either in writing or by phone that the Shareholder wishes to receive separate copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement, or Shareholders sharing an address can request delivery of single copies of the Notice of Internet Availability, Annual Report and/or Proxy Statement if they are receiving multiple copies by contacting us at THOR Industries, Inc., 601 East Beardsley Avenue, Elkhart, IN 46514, Attention: Corporate Secretary, (574) 970-7460.

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THOR INDUSTRIES, INC.  /  19

proposal 1

election of directors

Each of our currently serving directors has been nominated for re-election to serve a single-year term. Each of these individuals has agreed to be named in our Proxy Statement as a nominee and to serve as a member of the Board of Directors if elected by the Shareholders. In making this nomination, our Board recognizes that it is of critical importance to the Company that the nominees are individuals who bring crucial skills and unique voices to our boardroom, and the Board carefully considered each nominee’s contributions to the Board and his or her unique skills and qualifications.

The representatives designated to vote by proxy intend to vote FOR the election of the nominees listed below. In the event that any nominee becomes unavailable for election (a situation our Board does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other person as may be designated by our Environmental, Social, Governance and Nominating Committee.

Qualifications and Process for Nominees

Our Board believes that it is necessary for each of our Directors to possess many diverse qualities and skills. When searching for new candidates, our Environmental, Social, Governance and Nominating Committee follows our Diversity Policy as we seek to expand our Board diversity.

The Board search also considers the evolving needs of our Board, which are defined by our need for guidance in our business, and searches for candidates who fill any current or anticipated future gap in experience or expertise. Our Board also believes that all Directors must possess a considerable amount of business management experience. Our Environmental, Social, Governance and Nominating Committee evaluates candidates on, as applicable, the satisfaction of any independence requirements imposed by law, regulation, the New York Stock

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Exchange (the “NYSE”), and/or our Corporate Governance Guidelines. When evaluating Director candidates, our Environmental, Social, Governance and Nominating Committee first considers a candidate’s business management experience and then considers that candidate’s judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing Shareholder value. In addition, our Board and Environmental, Social, Governance and Nominating Committee believe that it is essential that our Board members represent diverse viewpoints. In our more recent candidate searches, our Board has followed a diversity practice which it formally established as policy at its October 2017 Board meeting. The Diversity Policy requires our Board to obtain an initial slate of candidates that includes qualified candidates with diversity of race, ethnicity, and gender. In considering candidates for our Board, our Environmental, Social, Governance and Nominating Committee considers the entirety of each candidate’s credentials, in addition to diversity, as they fit with the current composition of the Board. We consider our Board of Directors to be a valuable strategic asset of our Company. To maintain the integrity of this asset, our Board of Directors has been carefully crafted to ensure that its expertise covers diversity of experience and perspective, and these attributes will continue to be considered when nominating individuals to serve on our Board. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to our Board are also considered.

THOR INDUSTRIES, INC.  /  21

our board of directors

nominees for board of directors

ANDREW GRAVES	OUTSIDE DIRECTORSHIPS
Chairman of the Board	• Tiara Yachts
• American Chemet Corporation
Age: 62
Director Since: 2010

Mr. Graves, who became a Director in December of 2010, was named as our Chairman of the Board in August 2019. He was CEO for Motorsport Aftermarket Group, a leading manufacturer, distributor, and on-line retailer of aftermarket products for the powersports industry. He joined this privately-held group in January of 2015 as CEO and retired August of 2018. Previously, Mr. Graves served as the President of Brunswick Boat Group, a division of the Brunswick Corporation, an NYSE company. He was with Brunswick from 2005-2014. Prior to his time with Brunswick, Mr. Graves was President of Dresser Flow Solutions, a maker of flow control products, measurement systems, and power systems, from 2003 to 2005, and before that he was President and Chief Operating Officer of Federal Signal Corporation. Our Environmental, Social, Governance and Nominating Committee and Board believe that his extensive management experience in related consumer durable businesses whose products are distributed through a dealer network make him an asset to our Board.

SKILLS AND QUALIFICATIONS
• Business Ethics	• Financial Expertise/Literacy	• Marketing/Sales
• Business Operations	• Financial Services Industry	• Mergers & Acquisitions
• Corporate Governance	• International	• Strategy
• Finance/Capital Allocation	• Management	• Talent Management

CHRISTINA HENNINGTON	THOR COMMITTEES • Compensation and Development • Environmental, Social, Governance and Nominating OUTSIDE DIRECTORSHIPS • Second Harvest Heartland

Age: 46
Director Since: 2021

Ms. Hennington joined our Board in September, 2021. Ms. Hennington is the Executive Vice President and Chief Growth Officer of Target Corp. since June of 2003 and is a member of Target’s leadership team. She oversees all merchandising including product design and sourcing operations, as well as insights, strategy and innovation. As Chief Growth Officer, she works across the organization to identify and pursue revenue-generating strategies. Prior to her current role, Ms. Hennington held a number of leadership positions at Target, including managing merchandising and elements of the supply chain. Before joining Target, Christina spent several years as a consultant with PricewaterhouseCoopers in Boston, and served as a product manager for two Boston-based technology start-up businesses. She currently serves as the Chair of the Board of Second Harvest Heartland, one of the nation’s largest hunger relief organizations, is part of the University of Minnesota Athletics Advisory Group and is a Henry Crown Fellow of the Aspen Institute. She previously served on the Board of Governors for Cosmetic Executive Women (CEW) and the Board of Dermstore.com. Ms. Hennington received her bachelor’s degree from Cornell University and her M.B.A. from the Kellogg School of Management at Northwestern University. Our Environmental, Social, Governance and Nominating Committee and Board believes her experience in areas relevant to THOR’s strategic plan make her a great addition to our Board.

SKILLS AND QUALIFICATIONS
• Business Ethics	• Management	• Strategic Alliance
• Environmental/Sustainability/Corporate Responsibility	• Marketing/Sales • Mergers & Acquisitions	• Strategy • Talent Management

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AMELIA A. HUNTINGTON Age: 55 Director Since: 2018	THOR COMMITTEES • Audit • Compensation and Development OUTSIDE DIRECTORSHIPS • The Duchossois Group • S & C Electric Company

Ms. Huntington, who became a Director in October of 2018, served as the Chief Executive Officer of Philips Lighting Americas, a leading manufacturer of commercial and residential lighting solutions, until January of 2018, after serving as Chief Executive Officer of Philips Lighting, Professional Lighting Solutions, an assignment based in Amsterdam, The Netherlands. Prior to joining Philips Lighting in April 2013, Ms. Huntington held senior leadership positions with Schneider Electric over the course of a 22-year career, including Chief Operating Officer of Schneider Electric North America and CEO of subsidiary, Juno Lighting Group. Our Environmental, Social, Governance and Nominating Committee and Board believe that her extensive experience in multinational operations and business transformation/strategy make her an asset to our Board.

SKILLS AND QUALIFICATIONS
• Business Ethics	• International	• Strategy
• Business Operations	• Management	• Strategic Alliances
• Environmental/Sustainability Corporate Responsibility	• Marketing/Sales • Mergers & Acquisitions	• Talent Management • Technology/Systems (loT)

LAUREL HURD Age: 51 Director Since: 2021	THOR COMMITTEES • Audit • Compensation and Development

Ms. Hurd joined our Board in September of 2021. She is a segment President, Learning and Development, for Newell Brands, an American worldwide manufacturer, marketer and distributor of consumer and commercial products with a portfolio of brands including: Rubbermaid, Coleman, PaperMate, Sharpie, Elmer’s, Krazy Glue, Nuk, Baby Jogger, Graco, First Alert, Sunbeam, Rival, Crock-Pot, Oster, Mr. Coffee and Yankee Candle. She become a segment President in March of 2019 having previously been the CEO Writing Division from March of 2018 to March of 2019. Prior to that she was the CEO Baby Division from January of 2017 to March of 2018 and the President Home & Baby Division from January of 2016 to January of 2017. She has over 30 years of experience in the consumer packaged goods industry. In her current position, she has P&L responsibility over a $3 billion dollar group including brands as Sharpie, Elmer’s, Graco, and Baby Jogger. Ms. Hurd received her bachelors in Business Administration and Marketing from Miami University in Oxford, Ohio. Our Environmental, Social, Governance and Nominating Committee and Board believe her extensive experience in driving sales and profits of legacy brands through innovation, digital acceleration and global expansion make her a great asset to our Board.

SKILLS AND QUALIFICATIONS
• Business Head	• Management	• Strategy
• Business Operations	• Marketing/Sales	• Talent Management
• International	• Merger & Acquisitions

THOR INDUSTRIES, INC.  /  23

WILSON JONES Age: 60 Director Since: 2014	THOR COMMITTEES • Compensation and Development (Chair) • Environmental, Social, Governance and Nominating OUTSIDE DIRECTORSHIPS • Green Bay Packing Board of Directors (2020-Present)

Mr. Jones, who became a Director in August of 2014, retired as the Chief Executive Officer and board member of Oshkosh Corporation, a leading designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies in April 2021. Mr. Jones joined Oshkosh Corporation in 2005 and held senior leadership positions in the Fire & Emergency Segment until July of 2007 when he became President of Pierce Manufacturing, Inc. From September of 2008 to September of 2010, Mr. Jones held the position of Executive Vice President and President of the Fire & Emergency segment. From September of 2010 to August of 2012, Mr. Jones led the Access Equipment Segment as Executive Vice President and President, the largest business segment of the company, until his appointment to President and Chief Operating Officer. He was named President and Chief Executive Officer in January of 2016. Our Environmental, Social, Governance and Nominating Committee and Board believe his experience in specialty vehicles and management experience make him an asset to our Board.

SKILLS AND QUALIFICATIONS
• Business Ethics	• International	• Risk Management
• Business Operations	• Management	• Strategy
• Corporate Governance	• Marketing/Sales	• Talent Management
• Finance/Capital Allocation	• Mergers & Acquisitions	• Technology/Systems
• Government/Public Policy

WILLIAM J. KELLEY, JR. Age: 57 Director Since: 2020	THOR COMMITTEES • Audit • Compensation and Development OUTSIDE DIRECTORSHIPS • Chicago Children’s Museum • Chicago Youth Centers

Mr. Kelley, who became a Director in November of 2020, is the Executive Vice President and Chief Financial Officer of TreeHouse Foods, Inc., a leading manufacturer and distributor of private label packaged foods and beverages in North America. He served as Interim Chief Financial Officer of TreeHouse from November of 2019 to February of 2020. From May 2018 to November 2019, he was TreeHouse’s Senior Vice President, Corporate and Operations, Finance. A food industry veteran, Mr. Kelley joined TreeHouse in 2016 as Vice President Finance and Corporate Controller. Prior to joining TreeHouse, Mr. Kelley was with food and beverage company The Kraft Heinz Company as Head of Global Internal Audit. He was employed by The Hillshire Brands Company, as Senior Vice President, Corporate Controller and Chief Accounting Officer prior to Kraft. Prior to Hillshire, Mr. Kelley held several senior roles of increasing responsibility at USG Corporation, PepsiAmericas, Arthur Andersen, and Cargill, Inc. Mr. Kelley holds a B.A. in Accounting from Clark Atlanta University and an MBA in Accounting and Strategy from the University of Chicago. Mr. Kelley serves on two non-profit boards in the Chicago area. He is active at Chicago Youth Centers, serving as a Board Member and also dedicates his time to the Chicago Children’s Museum as a Board Member. Our Environmental, Social, Governance and Nominating Committee and Board believe his extensive fiscal and enterprise risk management experience overseeing finance, accounting and controls at the leadership level for Fortune 500 companies which qualify him as an “audit committee financial expert”, make him an asset to our Board.

SKILLS AND QUALIFICATIONS
• Academia/Education	• Finance	• Mergers & Acquisitions
• Business Ethics	• Finance/Capital Allocation	• Strategy
• Business Head/Administration	• Financial Expertise/Literacy	• Talent Management
• Business Operations	• International	• Taxation
• Corporate Governance	• Management	• Technology/Systems

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CHRISTOPHER KLEIN Age: 58 Director Since: 2017	THOR COMMITTEES • Environmental, Social, Governance and Nominating (Chair) • Compensation and Development OUTSIDE DIRECTORSHIPS • Vontier, Inc. • Ravinia Festival

Mr. Klein, who became a Director in December 2017, retired as the Chief Executive Officer in January 2020, and as the Executive Chairman of Fortune Brands Home & Security, Inc., a leading manufacturer of home and security products in December 2020. Mr. Klein joined Fortune Brands, Inc. in 2003 and held corporate strategy, business development, and operational positions until he became CEO of Fortune Brands Home & Security in 2010. Previously, Mr. Klein held key strategy and operating positions at Bank One Corporation and also served as a partner at McKinsey & Company, a global management consulting firm. Mr. Klein spent his early career in commercial banking, at both ABN AMRO and First Chicago. Our Environmental, Social, Governance and Nominating Committee and Board believe that his management experience as chief executive officer of a public company, as well as his treasury and consulting background make him an asset to our Board.

SKILLS AND QUALIFICATIONS
• Business Head/Administration	• Financial Services Industry	• Risk Management
• Corporate Governance	• International	• Strategic Alliances
• Finance	• Management	• Strategy
• Finance/Capital Allocation	• Mergers & Acquisitions	• Talent Management
• Financial Expertise/Literacy

ROBERT W. MARTIN President and Chief Executive Officer Age: 52 Director Since: 2013

Mr. Martin has been with our Company since 2001 when we acquired Keystone RV, where he worked since July of 1998. Mr. Martin currently serves as our President and Chief Executive Officer. From August of 2012 to July of 2013, Mr. Martin served as the Company’s President and Chief Operating Officer. Mr. Martin previously served as President of our RV Group from January of 2012 to August of 2012. Prior to becoming President of our RV Group, Mr. Martin was President of Keystone RV from January of 2010 to January of 2012 and Executive Vice President and Chief Operating Officer of Keystone RV from January of 2007 to January of 2010. Mr. Martin has held various positions with Keystone RV, including Vice President of Sales and General Manager of Sales. Prior to joining Keystone RV, Mr. Martin held positions at Coachmen Industries, Inc., a former recreational vehicle and manufactured housing company. Our Environmental, Social, Governance and Nominating Committee and Board believe that his extensive experience with our Company and the industry make him an asset to our Board.

SKILLS AND QUALIFICATIONS
• Business Ethics	• Marketing/Sales	• Strategy
• Business Operations	• Mergers & Acquisitions	• Talent Management
• Management	• Risk Management

THOR INDUSTRIES, INC.  /  25

PETER B. ORTHWEIN Chairman Emeritus of the Board Age: 76 Director Since: 1980

Mr. Orthwein, a co-founder of our Company, currently serves as Chairman Emeritus of the Board, having been appointed to this position after retiring from the Company in August 2019. Mr. Orthwein has served as a Director of our Company since its inception. He served as our Executive Chairman from August 2013 until his retirement in August 2019. From November 2009 to August 2013, Mr. Orthwein served as the Company’s Chairman and CEO. In addition, he served as the Company’s President and CEO from November 2009 to August 2012. Mr. Orthwein was previously Chairman of our Company from 1980 to 1986, Vice Chairman of our Company from 1986 to November 2009, and Treasurer of our Company from 1980 to November 2009. Our Environmental, Social, Governance and Nominating Committee and Board believe that his extensive experience with our Company and the industry make him an asset to our Board.

SKILLS AND QUALIFICATIONS
• Business Operations	• Financial Expertise/Literacy	• Mergers & Acquisitions
• Finance/Capital Allocation	• Management	• Strategy

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JAMES L. ZIEMER Age: 71 Director Since: 2010	THOR COMMITTEES • Audit (Chair) • Environmental, Social, Governance and Nominating OUTSIDE DIRECTORSHIPS • Textron, Inc.

Mr. Ziemer, who became a Director in December of 2010, was the President and Chief Executive Officer at Harley Davidson, Inc. from 2005-2009 and served as a director for that company from 2004-2009. Mr. Ziemer joined Harley-Davidson in 1969 and held a series of positions in manufacturing, engineering, accounting, parts and accessories, and finance. From 1991 until his election as the President and Chief Executive Officer of Harley-Davidson in 2005, he served as the Chief Financial Officer. Mr. Ziemer also served as President of The Harley-Davidson Foundation, Inc. from 1993 to 2006. Our Environmental, Social, Governance and Nominating Committee and Board believe that Mr. Ziemer’s substantial management experience, including as a chief executive officer of a public company, and his financial expertise and training, which qualify him as an “audit committee financial expert”, make him an asset to our Board.

SKILLS AND QUALIFICATIONS
• Business Ethics	• Finance/Capital Allocation	• Marketing/Sales
• Business Operations	• Financial Expertise/Literacy	• Risk Management
• Corporate Governance	• International	• Strategy
• Finance	• Management

FY2021 INDEPENDENCE OF DIRECTORS

For Fiscal Year 2021, Peter B. Orthwein was considered a non-independent director under NYSE rules. He retired as Executive Chairman at the end of Fiscal Year 2019.

FY2021 BOARD OF DIRECTOR TENURE

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Board Expertise & Skills
Management Risk Management, and Talent Management
Business Operations and Business Ethics
Finance
Corporate Governance
Mergers & Acquisitions
Strategy and Strategic Alliances
Marketing/Sales
Government, Public Policy, and Taxation
International
Legal, Insurance, and Real Estate
Technology and Systems
Data and Digital Applications

THOR INDUSTRIES, INC.  /  29

board of directors:

structure and committees

and corporate governance

Corporate Governance

Both our Board and Management embrace the reality that good corporate governance is necessary for our Company to be successful. THOR’s Governance Guidelines serve as the framework for consistently effective governance of the Company. The Guidelines are regularly reviewed and updated from time to time and are available for review on our website, www.thorindustries.com.

Board Selection Process

Our Environmental, Social, Governance and Nominating Committee, with assistance from our Chairman and CEO, screens candidates and recommends nominees to the full Board. Our Bylaws provide that our Board may set the number of Directors at no fewer than one (1) and no more than fifteen (15). Our Board currently consists of ten (10) Directors - each Director will stand for election each year.

Our Environmental, Social, Governance and Nominating Committee has relied upon board search firms in identifying suitable candidates. During this process, the Board adheres to a Diversity Policy as it engages in an evaluation of a widely-diverse set of candidates. An important consideration in our prospective Board member evaluation includes his or her obligation to their primary company and/or to other boards that would detract from their obligation to fully serve on our Board. Further, the Committee will consider Shareholder nominations of candidates for our Board on the same basis as Board-identified candidates, provided that any such nominee possesses the requisite business, management, and educational experience.

Proxy Access

Our By-laws allow a group of up to twenty (20) Shareholders who have owned at least 3% of our outstanding shares for a period of at least three (3) years to nominate up to two (2) or 25% of the seats up for election, whichever is greater, and include those nominations in our Proxy Statement.

Board Structure and Leadership

THOR’s Board of Directors is chaired by an independent director, Andrew Graves. Our Board is led by strong Committee chairs, Messrs. Jones (Compensation and Development), Klein (Environmental, Social, Governance and Nominating), and Ziemer (Audit).

Our Board has three standing Committees with the principal functions described below. The charters of each of these Committees are posted on our website at www.thorindustries.com and are available in print to any Shareholder who requests them.

Audit Committee

The principal functions of our Audit Committee include to:

•	Attend to the appointment, retention, termination, and oversight, including the approval of compensation, of the Company’s independent auditors.

•	Maintain communications among our Board, our independent registered public accounting firm, and our internal accounting staff with respect to accounting and auditing procedures, implementation of recommendations by such independent registered public accounting firm, the adequacy of our internal controls, and related matters.

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•	Review and approve the annual audit plan and all major changes to the plan.

•	Review and discuss, with management and the independent auditor, financial statements and disclosure matters and prepare relevant reports with respect thereto.

•	Oversee the selection and removal of the internal audit director.

•	Oversee compliance and risk management matters, including reviewing the Company’s code of business conduct and ethics.

•	Review and approve all related-party transactions, defined as those transactions required to be disclosed under item 404 of Regulation S-K.

Compensation and Development Committee

The principal functions of our Compensation and Development Committee include to:

•	Establish and review executive compensation policies and guiding principles.

•	Review and approve the compensation of our Chief Executive Officer and evaluate his performance in light of such compensation.

•	Review and approve the compensation of our Executive Officers.

•	Evaluate and approve the design of compensation and benefit programs for our Executive Officers.

•	Assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

•	Review management and leadership development, succession planning, and retention for our Company.

Environmental, Social, Governance and Nominating Committee

The principal functions of our Environmental, Social, Governance and Nominating Committee include to:

•	Address all matters of corporate governance.

•	Evaluate qualifications and candidates for positions on our Board using the criteria set forth under the heading “Proposal 1 – Election of Directors”.

•	Review succession plans, including policies and principles for the selection and performance review of the Chief Executive Officer.

•	Establish criteria for selecting new Directors, nominees for Board membership, and the positions of Chairman and Chief Executive Officer.

•	Review all components of compensation for independent Directors, including our Chairman.

•	Determine whether a Director should be invited to stand for re-election.

•	Oversee the Company’s ESG Committee.

THOR INDUSTRIES, INC.  /  31

Director Independence

Of our ten Directors, only one is employed by our Company, our CEO Mr. Martin. With the exception of Mr. Martin and Mr. Orthwein (who retired as an employee of the Company at the end of Fiscal Year 2019), our Board is comprised entirely of “independent” Directors as that term is defined by both NYSE listing standards and our own Governance Guidelines. The Board conducts an annual review to determine the continued “independence” of all of our independent Directors (currently, Mses. Hennington, Huntington, and Hurd and Messrs. Graves, Jones, Kelley, Klein, and Ziemer).

Independent Director Meetings

THOR’s independent Directors, as an entire body or part thereof, meet in non-executive sessions that include Messrs. Orthwein and Martin and all of the independent directors and in executive session comprised of only independent directors at the conclusion of each Audit Committee meeting and Compensation and Development Committee meeting as well as upon the conclusion of each Board meeting.

Board of Directors and Committees of the Board

Name	Board	Audit Committee	Compensation and Development Committee	Environmental, Social, Governance and Nominating Committee

Andrew Graves	Chair

Christina Hennington	✓		✓	✓

Amelia A. Huntington	✓	✓	✓

Laurel Hurd	✓	✓	✓

Wilson Jones	✓		Chair	✓

William J. Kelley Jr.*	✓	✓	✓

Christopher Klein	✓		✓	Chair

Robert W. Martin	✓

Peter B. Orthwein	✓

James Ziemer*	✓	Chair		✓

Total Fiscal Year 2021 Meetings	12	8	8	4

* Our Board has determined that Mr. Ziemer and Mr. Kelley are “audit committee financial experts” as defined in Section 407 of the Sarbanes-Oxley Act of 2002.

Each member of each Committee is independent in accordance with the rules of the NYSE and our Director Independence Standards, which are available on our website, www.thorindustries.com.

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Director Attendance

During Fiscal Year 2021, the Board of Directors held 12 meetings. In the aggregate, Directors attended 97% of the total meetings of the full Board. No Director attended less than 92% of the combined total meetings of the full Board and the Committees on which the Director served during this past year. All of the members of the Board are encouraged, but not required, to attend the Company’s Annual Meeting of Shareholders. All of the members of the Board attended the 2020 Annual Meeting.

Annual Board And Committee Evaluation

Each year, our Board conducts evaluations of each Committee and the Board as a whole. This process includes evaluation of the individual members of the Committees and the Board. The evaluation includes a process of dynamic feedback designed to identify areas of increased focus.

Board Risk Oversight

At both the full Board and Committee level, a primary function of our Board of Directors is to oversee the Company’s risk profile and the processes established by management for managing risk. Our Board and its Committees regularly evaluate these risks and the mitigation strategies employed by management. In general terms, our Committees oversee the following risks:

AUDIT COMMITTEE: All risks related to financial controls, including all applicable legal, regulatory, and compliance risks, as well as the overall risk management governance structure, including evaluating and responding to the assessments of both our internal audit department and our external auditors.

COMPENSATION AND DEVELOPMENT COMMITTEE: All risks associated with the design and elements of our compensation program and related compliance issues, and all risks associated with the process of developing our people and succession planning.

ENVIRONMENTAL, SOCIAL, GOVERNANCE AND NOMINATING COMMITTEE: All risks within the scope of the Company’s governance programs and applicable compliance issues.

In performing its oversight responsibilities, the Board relies, in part, upon the results and information gained through the Company’s Enterprise Risk Management Program, and considers the program for amendment, as appropriate. The program is designed to ensure appropriate risk monitoring of, and controls over, risks associated with our business. Risks evaluated through the program include, but are not limited to, strategy, acquisition integration, legal, compliance, human resources, mergers & acquisitions, IT & cyber security, operations, and finance risks.

The Board receives regular reports from management regarding the status of its risk management programs, and provides input and direction designed to keep the risk management programs effective against dynamic and ever-evolving risks applicable generally to commercial enterprises and specifically to our Company.

The Board and management have developed a culture of risk awareness and risk management that includes annual Company-wide ethics training. Through this constant process, the Company gains input from a great number of its employees as it evaluates risks and updates its management plan accordingly.

Diversity Policy

In Fiscal Year 2017, our Board formalized a diversity policy that it has followed in recent Board candidate searches. Under the Board’s diversity policy, the initial list of candidates to be considered must include qualified candidates with diversity of race, ethnicity, and gender. Our Board initiated a Board refreshment plan several years ago and strictly adhered to the diversity policy in the process, resulting in our last four Board members being diverse candidates.

THOR INDUSTRIES, INC.  /  33

Succession Planning

Our Board is actively engaged in talent management and succession planning. Our succession plan and talent management programs are reviewed semi-annually with the Compensation and Development Committee, and then reviewed and considered by the full Board. These discussions include an ongoing evaluation of our talent and leadership bench and the succession plan that envisions those individuals’ advancement to key positions in our Company.

In addition, high-potential employees are regularly evaluated and engaged in comprehensive training, both on the job and in the classroom. During Fiscal Year 2016, we instituted a program of executive studies through the University of Notre Dame in which high-potential employees and top-level management participate in a series of comprehensive programs designed to provide further education relevant to their job functions. This program provides a mechanism for the advancement of key employees.

Mandatory Resignation Policy

In Fiscal Year 2017, our Board implemented a mandatory age-based resignation policy, requiring each Director who is 72 years of age or older to submit his or her resignation for consideration by the Board at our October Board meeting for action at our Annual Meeting. If the Board accepts the Director’s resignation at the October Board meeting, the Director’s resignation would be effective at the Annual Meeting.

Shareholder Communications

We encourage Shareholder communication with the Company. Any communications from interested parties directed toward our Board or independent Directors specifically may be sent to Andrew Graves, our Independent Chairman, who forwards to each of the other Board members or independent Directors, as appropriate, any such communications that, in the opinion of Mr. Graves, deal with the functions of our Board or the Committees thereof or that he otherwise determines require their attention. Mr. Graves’ address for this purpose is c/o THOR Industries, Inc., Attention: Corporate Secretary, 601 East Beardsley Avenue, Elkhart, IN 46514.

Code Of Ethics

We have adopted a written code of ethics, the “THOR Industries, Inc. Business Ethics Policy”, which is applicable to all of our Directors, Officers, and employees, including our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and other Executive Officers identified in this Proxy Statement who perform similar functions (collectively, the “Selected Officers”). Our code of ethics is posted on our website found at www.thorindustries.com and is available in print to any Shareholder who requests it. Each year members of the management teams at each of our subsidiaries, as well as our NEOs, engage in training on our Business Ethics Policy. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any Selected Officer on our website or by filing a Form 8-K with the SEC.

Our Governance Practices

THOR is committed to governance principles that are designed to be in the best interest of our Shareholders. Our Board evaluates each governance principle as it uniquely applies to THOR. In some instances, this leads our Board to adopt and/or maintain policies that it deems in the best interest of THOR that may not be fully consistent with the views held by others. These decisions and determinations are not made lightly; instead, great consideration is given to the adoption of principles believed to be best suited to THOR’s long-term success. Controlling governance principles include:

•	Our Board currently has a total of ten (10) members, eight (8) of whom are independent, and all of whom have significant business operations and/or management experience.

•	Our Board is not classified, meaning each Director is elected by the shareholders annually.

•	We maintain separate Chairman and CEO positions.

•	Our Chairman is Independent.

•	Directors who are not elected by a majority of votes cast in uncontested elections are required to submit their resignation, subject to acceptance by the Board.

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•	The Board and each of its Committees conduct an annual self-evaluation.

•	Our Board and NEOs have stock ownership and retention guidelines.

•	We closely monitor the alignment of our NEO compensation with our long-term Shareholder return and with benchmarks.

•	We maintain a policy prohibiting derivative trading, hedging, and pledging of Company Stock by our Section 16 Officers and Directors.

•	We adopted a “no-fault” clawback policy that requires all recipients of incentive compensation to repay any compensation awarded based on financial results that are subsequently restated.

•	The Board regularly reviews the Company’s succession plan and talent management program.

•	There is no Shareholder rights plan or “poison pill”.
•	Our Board instituted a mandatory resignation policy, requiring each Director 72 years of age or older to submit his or her resignation for consideration by the Board.

•	Our compensation arrangements include a double trigger for all awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award and/or grant.

•	Management and the Board maintain a Shareholder engagement strategy, which has created the opportunity and expectation of outreach to our Shareholders.

•	We maintain an ESG policy effectuated by a Committee over which our Environmental, Social, Governance and Nominating Committee has oversight.

THOR INDUSTRIES, INC.  /  35

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Director Compensation

For service in Fiscal Year 2021, each of our non-employee Directors was to receive an annual cash retainer of $170,000, payable quarterly, plus expenses. During Fiscal Year 2021, our Chairman received an additional $250,000 cash retainer, payable quarterly. The Chairs of our Audit Committee, Compensation and Development Committee, and Environmental, Social, Governance and Nominating Committee each received an additional annual cash retainer of $20,000, payable quarterly. The following table summarizes the compensation paid to our non-employee Directors in Fiscal Year 2021:

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)	Stock Awards ($)(2)	Totals ($)

Andrew Graves	$420,000	–	$99,947	$519,947

Christina Hennington(3)	–	–	–	–

Amelia Huntington	$170,000	–	$99,947	$269,947

Laurel Hurd(3)	–	–	–	–

Wilson Jones	$190,000	–	$99,947	$289,947

William J. Kelley, Jr.(4)	$127,500	–	–	$127,500

Christopher Klein(5)	$185,000	–	$99,947	$284,947

J. Allen Kosowsky	$175,000	–	$99,947	$274,947

Peter B. Orthwein	$170,000	–	$99,947	$269,947

Jan Suwinski(6)	$85,000	–	$99,947	$184,947

James L. Ziemer	$190,000	–	$99,947	$289,947

(1)	Fees consist of an annual cash retainer for Board and Committee service and an additional annual cash retainer paid to the Chairman and the Committee Chairs.

(2)	Stock Awards consist of a restricted stock unit award of 1,023 units each on October 8, 2020, under our 2016 Plan, which award vested on the anniversary date of the date of grant.

(3)	Ms. Hennington and Ms. Hurd joined the Board in September, 2021 and were not eligible for compensation or award of restricted stock units for Fiscal Year 2021.

(4)	Mr. Kelley joined the Board in November 2020 and was not eligible for an award of restricted stock.

(5)	Mr. Klein became chairman of the Environmental, Social, Governance and Nominating Committee effective March, 2021.

(6)	Mr. Suwinski retired from the Board in December 2020.

THOR INDUSTRIES, INC.  /  37

Executive Officers Who Are Not Directors

The following is a list of the names, ages, titles, and certain biographical information of our current Executive Officers who are not Directors as of November 3, 2021. Executive Officers serve at the discretion of our Board of Directors.

COLLEEN ZUHL Age: 55 Senior Vice President and Chief Financial Officer

Ms. Zuhl, a Certified Public Accountant, joined our Company in June of 2011 and currently serves as Senior Vice President and Chief Financial Officer. Prior to accepting her role as Vice President and Chief Financial Officer in October of 2013, Ms. Zuhl served the Company as Vice President and Controller from February of 2013 to October of 2013, Interim Chief Financial Officer from October of 2012 to February of 2013, and Director of Finance from June of 2011 to October of 2012. Prior to joining our Company, Ms. Zuhl served as Chief Financial Officer of All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE, from August of 2006 to June of 2011.

TODD WOELFER Age: 54 Senior Vice President, General Counsel, and Corporate Secretary

Mr. Woelfer joined our Company in August of 2012, and currently serves as Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining our Company, Mr. Woelfer served as managing partner of May Oberfell Lorber where his practice focused on advising corporate clients. From May of 2007 through May of 2010, Mr. Woelfer served as General Counsel to All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE.

KENNETH D. JULIAN Age: 54 Senior Vice President of Administration and Human Resources

Mr. Julian has been with our Company since March of 2004, and currently serves as Senior Vice President of Administration and Human Resources. Mr. Julian served as Vice President, Human Resources from July of 2009 until August of 2014. Mr. Julian previously served as Vice President of Administration of Keystone RV from March of 2004 to June of 2009. Prior to joining our Company, Mr. Julian served as the Director of Operations and Human Resources, as well as Corporate Secretary, for Ascot Enterprises, Inc. from February of 1989 to March of 2004.

JOSEF HJELMAKER Age: 44 Chief Innovation Officer

Mr. Hjelmaker joined our Company in September, 2020 as our Chief Innovation Officer. Prior to joining our Company, Mr. Hjelmaker led the global cooking product development organization of Whirlpool since 2016. Prior to his tenure at Whirlpool, Mr. Hjelmaker worked for more than 16 years in the automotive industry at Delphi Electronics and Safety (now Aptiv) in various leadership roles.

38  /  NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

proposal 2

ratification of our independent

registered public accounting firm

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audits of our financial statements and our internal controls over financial reporting for the Fiscal Year ending July 31, 2022. Deloitte was our independent registered public accounting firm for the Fiscal Year ended July 31, 2021. Unless a Shareholder directs otherwise, proxies will be voted FOR the approval of the selection of Deloitte as our independent registered public accounting firm for the Fiscal Year ending July 31, 2022.

Representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to any Shareholder questions that may arise.

We are asking our Shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of Deloitte to our Shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our Shareholders.

Independent Registered Public Accounting Firm Fees

(Paid to Deloitte & Touche LLP)

The following table represents the aggregate fees billed to us for Fiscal Years 2021 and 2020 by Deloitte:

	Fiscal Year 2021	Fiscal Year 2020

Audit Fees	$5,435,000	$4,457,000

Audit-Related Fees	$25,000	—

Subtotal	$5,460,000	$4,457,000

Tax Fees	$821,000	$709,439

All Other Fees	—	—

Total Fees	$6,281,000	$5,166,439

THOR INDUSTRIES, INC.  /  39

AUDIT FEES. Represents fees for professional services provided for the audit of our annual financial statements, the audit of our internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

AUDIT-RELATED FEES. Represents fees for assurance and related services which are reasonably related to the audit of our financial statements.

TAX FEES. Represents fees for professional services related to taxes, including the preparation of domestic and international returns, tax examinations assistance, and tax planning.

ALL OTHER FEES. Represents fees for products and services provided to us not otherwise included in the categories above.

Our Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of Deloitte.

Our Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent registered public accounting firm to us. The policy requires that all services Deloitte, our independent registered public accounting firm, may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by our Audit Committee. Our Audit Committee pre-approved all audit and non-audit services provided by Deloitte during Fiscal Year 2021.

Board Recommendations

The Board of Directors recommends that the shareholders vote FOR the ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

Report of the Audit Committee

The Audit Committee serves as the representative of the Company’s Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, monitoring compliance with laws, regulations, and standards of business conduct. The Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.thorindustries.com and is available in print to any Shareholder who requests it.

Management of the Company has the primary responsibility for the financial reporting process, including the system of internal control. In Fiscal Year 2021, the Company’s internal audit department performed extensive diligence and intensive review of the Company’s internal control processes. Deloitte & Touche LLP, an independent registered public accounting firm acting as the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

In carrying out its duties, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Fiscal Year ended July 31, 2021 with the Company’s management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the disclosures from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from the Company. Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2021.

The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent” as defined under the rules of the NYSE.

The Audit Committee

James L. Ziemer, Chair

Amelia A. Huntington

William J. Kelley, Jr.

Laurel Hurd

The foregoing report of our Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by our Company with the SEC under the Securities Act or the Exchange Act, except to the extent that we incorporate the report by reference in any such document.

THOR INDUSTRIES, INC.  /  41

proposal 3

advisory vote to approve the

compensation of our NEOs

We seek input from our shareholders on our compensation program through what is commonly called the “Say on Pay” vote. The Company also invites all shareholders to provide feedback directly to the Company by contacting Todd Woelfer, one of our NEOs and our Corporate Secretary. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. While the Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation and Development Committee, or the Board, the feedback from our shareholders is very important to us. The Board and the Committee will review the voting results and consider them, along with any specific insight gained from Shareholders of the Company and other information relating to the Shareholder vote on this proposal, when making future decisions regarding executive compensation.

Through your vote of approval, we ask that you endorse the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including disclosures in the Compensation Discussion and Analysis section, the compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.

Board Recommendations

The Board of Directors recommends that the shareholders vote FOR the resolution approving the compensation of our Named Executive Officers.

42  /  NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

THOR INDUSTRIES, INC.  /  43

compensation discussion and analysis

In our Compensation Discussion and Analysis, we describe the compensation plan for our Named Executive Officers for Fiscal Year 2021. These NEOs include:

•	ROBERT W. MARTIN, our President and Chief Executive Officer

•	COLLEEN ZUHL, our Senior Vice President and Chief Financial Officer

•	TODD WOELFER, our Senior Vice President, General Counsel, and Corporate Secretary

•	KEN JULIAN, our Senior Vice President of Administration and Human Resources

•	JOSEF HJELMAKER, our Chief Innovation Officer

 Executive Summary

Our Business

Our Company is a leading manufacturer of recreational vehicles in North America and Europe. It also owns suppliers to the industry. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on September 28, 2021.

2021 BUSINESS HIGHLIGHTS

Fiscal Year 2021 was the best year of financial performance in the history of your Company as THOR set records in both net sales and net income. Importantly, in addition to the outstanding performance, Management maintained its focus on making meaningful progress in both its ESG and DEI programs.

Management successfully navigated a wide range of issues that arose as it operated the Company through the many obstacles posed by the pandemic. During Fiscal Year 2021, our industry was powered by very strong retail demand for our products as new entrants gravitated to the recreational vehicle lifestyle. Meeting the strong market demand posed a great challenge throughout the year as transient spikes in the pandemic positivity rates impacted our supply chain. As a consequence, our supply chain created a number of bottlenecks throughout the year. Still, THOR proactively managed its supply chain issues and was able to produce and sell a record number of RVs. As it managed the supply chain issues, Management identified and seized upon an opportunity to bolster the supply chain through the acquisition of Airxcel, a manufacturer of several key components on September 1, 2021. It places THOR in a position to be able to positively affect supply for the entire industry. Similar to its strategy for Postle, an aluminum extrusion company that THOR has owned for years, THOR’s plan is to expand Airxcel’s production capacity and bolster supply to the entire industry to better enable the whole industry to meet retail demand as it continues to surge.

In December 2020, THOR acquired Tiffin, a market leader in luxury Class A motorhomes. Tiffin’s product offering is complimentary to THOR’s as it serves higher end price points where the THOR companies had a very small market presence. The integration of Tiffin has been smooth as Tiffin’s performance has been outstanding since the acquisition. The acquisition offers great growth opportunities for Tiffin and establishes another geographic hub for THOR which creates opportunities that may not be as available in the saturated Elkhart market.

For the year, our net sales increased nearly 51% from $8.17 billion to over $12.3 billion while our net income increased from $223.0 million to $659.9 million, and we generated cash from operations of $526.5 million.

Our stock performed like a rollercoaster throughout the year with price spikes on positive industry or THOR news that were often followed by big dips as investors appeared to take profits and/ or mistakenly predict an immediate decline in the RV industry in the face of strong performance and positive outlook. We started the year at $113.99 and closed our year up just 3.8% at $118.36 despite our record performance, strong demand for our products, and favorable market outlook.

44  /  NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

In the last two (2) fiscal years, our Management team has performed very well as it operated in conditions at the extreme end of the spectrum from a shutdown to full capacity production and astutely managed through the issues attendant to both market conditions. We remain very pleased with Management’s performance as it maintained a steadfast focus on the safety of our team members while operating in the face of a pandemic, quickly adapted to a very new normal in our operating environment, remained focused on ESG initiatives, and aggressively addressed diversity and inclusion efforts.

KEY HIGHLIGHTS FROM FISCAL

YEAR 2021 INCLUDE:

•  North American Towables and North American Motorized net sales increased 50.3% and 92%, respectively, compared to Fiscal Year 2020’s performance;

•  European sales up 28.8%

•  Net income attributable to THOR Industries, Inc. was $659.9 million, an increase of over 195% over Fiscal Year 2020 net income;

•  A record Diluted EPS of $11.85;

•  We repaid ~ $580 million of the Term Loans since the closing of the Erwin Hymer Group acquisition. In addition, we completely paid off the debt associated with the Tiffin acquisition in less than eight (8) months.

NET SALES (IN BILLIONS)
from Continuing Operations

DILUTED EPS	NET INCOME (IN MILLIONS)
from Continuing Operations	from Continuing Operations attributable to THOR Industries, Inc.

THOR INDUSTRIES, INC.  /  45

compensation

discussion and

analysis

EXECUTIVE COMPENSATION HIGHLIGHTS

Highlights of our compensation practices for Fiscal Year 2021 included:

•	No upward adjustment in base compensation;

•	Continued input and advice from our compensation consultant;

•	Continued analysis of, and reliance upon, benchmarking data;

•	Maintenance of our comprehensive “no fault” clawback policy;

•	No discretionary awards paid to our NEOs;

•	Maintenance of our Stock Ownership and Retention Guidelines;

•	No awards of stock options;

•	No perquisites awarded to our NEOs other than a periodic physical exam; and

•	Continued dedication to our transparent and true “pay for performance” philosophy based on profit before tax.

CEO Compensation (Mr. Martin)

	FY 2021	Metric		FY 2020		Metric	% Change
Base Salary	$750,000			$634,616	(1)		18.2%

Annual Incentive Award	$9,687,843	1.161	%(2)	$2,902,796		1.018%	233.7%

Long Term Incentive	$8,648,124	1.318	%(3)	$3,921,028		1.232%	120.6%

Total Compensation	$19,085,967			$7,458,440			155.9%

(1)	Mr. Martin requested that the Board reduce his base salary to $0 during the temporary shutdown caused by the pandemic.

(2)	Mr. Martin’s Fiscal Year 2021 Annual Incentive Award percentage was 1.161% of the Company’s NBT.

(3)

Mr. Martin’s Fiscal Year 2021 Long Term Incentive percentage was comprised of RSUs which were awarded at .659% of NBT and PSUs which will be evaluated and awarded over a three-year performance period based on performance against FCF and ROIC goals. For purposes of this chart, the PSUs were recognized at targeted amount.

46  /  NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

Our Compensation Philosophy:

Incentivize Value Creation By Tying Pay To Performance

Our Plan

Our compensation plan is comprised of a base salary, cash incentive compensation through our Management Incentive Plan (“MIP”), and a long-term incentive (“LTI”) component that is comprised of Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”). Relying upon input and benchmarking guidance from our compensation consultant, our Compensation and Development Committee establishes target compensation as a percentage of our peer group pay. For Fiscal Year 2021, our CEO’s target compensation was set at 65% of the peer group benchmarks. Half of that targeted compensation is designed to be paid in cash compensation through a combination of base salary and MIP awards while the other half is designed to be paid in equal parts RSU and PSU awards. The RSU awards are based upon our net before tax profit (“NBT”) while the PSUs are based on equal parts of free cash flow (“FCF”) and return on invested capital (“ROIC”). Our RSU awards vest over a three-year period and are determined based on a one-year performance period while the PSU awards are measured over a three-year performance period.

Once the targeted compensation is determined as a percentage of peer benchmark, the Company’s Board-approved forecasted performance is used to calculate the sharing percentages for all incentive compensation (the MIP, RSU, and PSU awards). Both the targeted compensation and the sharing percentages are reset each year based upon benchmarking data and the Company’s forecast. Each of the elements of the incentive compensation can and will pay zero to our NEOs in circumstances where NBT is not attained and/ or the PSU metrics are realized at less than 50% of their respective targets. This mechanism is designed to prevent excessive compensation that might otherwise arise from steadily growing NBT, ROIC, and/or FCF because each year the compensation percentages will be reset to align with the benchmarked targets and projected performance, so as targeted performance rises, the sharing percentages used to calculate incentive compensation fall to maintain alignment with benchmarks.

THOR INDUSTRIES, INC.  /  47

compensation

discussion and

analysis

As mentioned, the LTI component of the plan is comprised of equal parts RSUs and PSUs. The RSUs awarded are based on a percentage of NBT in a manner consistent with our historical practice with shares of the Company issued thereafter on a one share per RSU basis over a three-year vesting period, while shares issued in connection with PSU awards will be determined based upon realization of targets for the key performance metrics, ROIC and FCF, over the relevant performance period. Shares earned based on PSU tied performance will be adjusted based upon the following schedule (with ROIC and FCF components weighted equally):

Percentage of Realization of Target	Percentage Payout of Award

Less than 50%	0%

50%-150%	The actual percentage of realization will equal the percentage of payout

Greater than 150%	200%

We will continue our critical analysis of our compensation programs relative to our return to our shareholders. Based on that ongoing assessment, the Committee will annually evaluate whether the program requires further evolution.

The Committee respectfully requests our Shareholders to support the pay plan including the announced modifications by voting “Yes” on this year’s Say on Pay vote.

Our focus on intentionally aligning management’s pay with our shareholders through the years has been recognized with favorable recommendations from the leading proxy advisory firms, including ISS and Glass Lewis. Our shareholders have also been supportive through historical votes and direct feedback.

Shareholder Understanding and Feedback is Important To Us

During Fiscal Year 2014, we began to solicit input and feedback on our compensation program from our Shareholders. The response to date has been overwhelmingly supportive of our program. We will continue to take advantage of opportunities to solicit input from our Shareholders in the future as Shareholder understanding and feedback is important to us. Our Senior Vice President, General Counsel and Corporate Secretary, Todd Woelfer, coordinates these discussions for us. Feel free to contact Todd if you have questions or wish to provide feedback about our compensation program. He can be reached at (574) 970-7460 or investors@thorindustries.com.

48  /  NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

In addition to the “pay for performance” principles first adopted by our founders in 1980, our Compensation and Development Committee is guided by the following practices and principles:

1.

USE OF BENCHMARKING. We benchmark our executive compensation levels to our compensation peer group and to the market generally to ensure that our pay practices are in line with recognized practices of like-sized manufacturing companies.

2.	WORK WITH COMPENSATION CONSULTANT. In Fiscal Year 2021, the Compensation and Development Committee utilized Willis Towers Watson as its compensation consultant.

3.	SEEK TO ATTRACT AND RETAIN TOP LEVEL TALENT. The Committee aims for pay practices that are competitive with industry competitors who are our local competition for talent.

4.

ALIGN THE PAY PLAN WITH SHAREHOLDER INTERESTS. The Committee supports a pay plan that places a significant portion of our executives’ pay at risk, making it variable and dependent upon the pre-tax profits of our business and ROIC and FCF.

5.

INCENTIVIZE SUSTAINED PROFITABILITY. The Committee promotes a pay plan that incentivizes our executives to deliver sustained profitability for our Shareholders within the guidelines of good corporate governance. The three-year vesting schedule for the RSU component of our LTI, and the multi-year performance measurement period for the PSU component of our LTI, not only helps retain key talent, but also incentivizes management to perform over the long term.

6.

IDENTIFY AND MANAGE RISK. Our Committee evaluates and seeks to minimize risk exposure that is inherent in any pay for performance plan. A strong “no fault” clawback policy, discussed below, helps mitigate the risk as does diligent review of the process that results in compensation decisions.

7.	NO OPTION AWARDS GRANTED.

8.	REVIEW AND EVALUATE TALLY SHEETS.

9.

MAINTAIN A SIMPLE, TRANSPARENT PAY PROGRAM AND AVOID ANY SIGNIFICANT PERQUISITES FOR OUR EXECUTIVES. Our NEOs get no perquisites that are not paid to all of THOR’s full-time employees other than a periodic physical exam. Like all employees at THOR who are compensated at a level greater than $125,000 per year, our NEOs are ineligible for our 401(k) program but are eligible for our non-matching deferred compensation program.

10.

EXERCISE LIMITED OR NO DISCRETION. Our pay program is designed to award our management team when performance merits it and to respond appropriately when performance does not. Accordingly, we do not actively revisit the outputs from our program to adjust pay upward or downward. While we have, on very limited occasion, issued unplanned discretionary bonuses in the circumstances of a limited, not likely to be repeated, outstanding performance, we otherwise do not generally exercise discretion in awarding compensation to our NEOs.

THOR INDUSTRIES, INC.  /  49

compensation

discussion and

analysis

11.

MAINTAIN A “NO FAULT” CLAWBACK POLICY. Our Board of Directors is required to clawback any incentive-based compensation paid to any employee within three (3) years of the issuance of any restated financial statement if such restated financial statement impacts the amount of incentive compensation that should have been paid under any incentive-based pay program.

12.

AVOID SINGLE TRIGGER VESTING OF EQUITY-BASED AWARDS UPON CHANGE IN CONTROL. In Fiscal Year 2015, the Board approved (for implementation in Fiscal Year 2016) a double trigger for all future awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award.

13.

PROHIBIT HEDGING OR PLEDGING OF COMPANY SECURITIES BY OUR NEOS OR BOARD MEMBERS. The Company prohibits our Executive Officers and members of its Board of Directors from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

LOOKING BACK

Reviewing the Elements of

Compensation from Fiscal Year 2021

BASE SALARY

Base salaries are part of the compensation package paid to our executives and are determined according to various factors, including benchmarking, experience, talent, contribution, industry standards, expectations, and performance.

On an annual basis, all employees’ base salaries are reviewed for possible adjustments. Adjustments, though, are not automatic. Instead, they are determined in conjunction with available benchmarking data and/or merit-based factors, driven either by exceptional performance or promotion that often is based on experience with our Company. For our executives, the Compensation and Development Committee considers the market practices of our peer group as a guide for recognized ranges of base compensation.

For Fiscal Year 2021, no adjustment to base salaries were made for our NEOs.

VARIABLE INCENTIVE COMPENSATION

Variable performance-based elements comprise a great percentage of our NEOs’ compensation. Payouts under these elements, our MIP and LTI, are determined based on our NBT, FCF, and ROIC. For Fiscal Year 2021, our NEOs’ compensation was approximately 92% incentive-based pay. Our compensation philosophy has long promoted such heavy reliance on variable performance-based pay. Our outstanding performance in Fiscal Year 2021 led to a record year for our Company on both the top and bottom line, leading to higher payouts to our NEOs under the heavily incentive-based compensation plan. The plan performed well in the exceptional year as the change in compensation paid to our NEOs from last year to this year aligned well with the increases in our NBT, FCF, and ROIC.

50  /  NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

CASH-BASED VARIABLE INCENTIVE AWARDS

Cash-based variable incentive compensation consists of our MIP. We generally rely on true GAAP numbers for purposes of calculating our NBT and do not otherwise adjust earnings for purposes of these calculations. The performance metrics by which NBT is multiplied for the performance-based cash incentive compensation for our NEOs are determined prior to our Fiscal Year or within the first portion thereof and are a factor of the compensation benchmarking process and our Company’s forecast. The amount of cash incentive compensation for our NEOs is calculated and paid on a quarterly basis. The incentive formulas for our Fiscal Year 2021 MIP and cash payouts for our NEOs were as follows:

Name	Performance Metric	Award

Robert W. Martin	1.161% of Company Pre-Tax Profit	$9,687,843

Colleen Zuhl	0.335% of Company Pre-Tax Profit	$2,795,373

Todd Woelfer	0.315% of Company Pre-Tax Profit	$2,628,485

Kenneth D. Julian	0.150% of Company Pre-Tax Profit	$1,251,659

Josef Hjelmaker	0.047% of Company Pre-Tax Profit	$392,187

The receipt of the cash incentive compensation is contingent upon the executive being employed with the Company or an operating subsidiary at the time of payment; certification by our Compensation and Development Committee that the amount proposed to be paid under the Plan is consistent with predetermined formulas; and that, upon considering any relevant factors including our no-fault clawback policy, there exists no cause to consider payment of a lesser amount.

LONG-TERM EQUITY INCENTIVE PLAN

Our LTI is comprised of both RSUs and PSUs. The PSUs granted in Fiscal Year 2021 will be evaluated on a three-year cycle with the number of shares to be awarded based on performance after the conclusion of Fiscal Year 2023. Like the MIP, the RSU component of our LTI used Fiscal Year 2021 NBT as the metric to determine the number of RSUs awarded under the plan.

The RSUs awarded in Fiscal Year 2021, based on the metrics below, vest in three (3) equal annual installments beginning on the anniversary date of the grant. Participants must remain employees of our Company or one of its subsidiaries through the vesting period to be entitled to receive the stock that is issued upon vesting of the RSUs. An important tool for talent retention, our LTI program provides that any employee who leaves our Company before the vesting date immediately forfeits their right to receive any and all outstanding unvested RSUs and forfeits outstanding PSUs for which the relevant performance period has not ended.

THOR INDUSTRIES, INC.  /  51

compensation

discussion and

analysis

The value of the RSU and PSU awards granted to our NEOs for Fiscal Year 2021 were as follows:

Name	FY 2021 Metric	RSU Amount	PSU Amount	Total LTI(1)

Robert W. Martin	1.318% of Company Pre-Tax Profit	$5,501,463	$3,146,661	$8,648,124

Colleen Zuhl	0.486% of Company Pre-Tax Profit	$2,029,775	$1,160,875	$3,190,650

Todd Woelfer	0.440% of Company Pre-Tax Profit	$1,837,437	$1,050,874	$2,888,311

Kenneth D. Julian	0.276% of Company Pre-Tax Profit	$1,149,024	$657,114	$1,806,138

Josef Hjelmaker	0.084% of Company Pre-Tax Profit	$349,630	$200,000	$549,630

(1)	The RSU and PSU amounts are determined by valuation as of the grant date based on FASB ASC Topic 718.

Additional Compensation Elements

BENEFITS AND PERQUISITES

Unlike most of our peers, we offer no benefits or perquisites to our NEOs that are not available to our broader employee population with the exception of a requested periodic physical exam to track the health of our NEOs.

RETIREMENT PLANS

Our Company does not offer retirement plans to our NEOs. Furthermore, our NEOs are excluded from eligibility in our Company-sponsored 401(k) plan, but may participate in our non-matching Deferred Compensation Program that is available to all full-time employees who are precluded from participating in our 401(k) program.

STOCK OWNERSHIP AND RETENTION GUIDELINES

In Fiscal Year 2013, our Board adopted stock ownership guidelines for our NEOs and our Board. In Fiscal Year 2015, our Board’s ownership guideline was increased to three (3) times the Board retainer amount. The guidelines require retention of the following levels of stock:

Title	Stock Level

Chief Executive Officer	5 times base salary

Other NEOs	3 times base salary

Board of Directors	3 times base annual retainer

52  /  NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

Our NEOs and Board of Directors must satisfy the requirement within five (5) years of, in the case of our NEOs, the date of their first LTI award at their current position or, in the case of the Board of Directors, the date of their first annual award. All Board members and NEOs are either in compliance with the guidelines or are expected to be in compliance once the guideline becomes applicable.

CLAWBACK POLICY

As mentioned above, on a “no fault” basis, our Board of Directors is required to clawback any excess incentive-based compensation paid to any employee within three (3) years of the issuance of any restated financial statement if such restated financial statement impacts the amount of incentive compensation that should have been paid under any incentive-based pay program.

ANTI-HEDGING AND PLEDGING POLICY

Our Company prohibits our Executive Officers and members of its Board of Directors from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

SEVERANCE PLANS AND CHANGE IN CONTROL AGREEMENTS

Late in Fiscal Year 2021, our Company entered into employment agreements with our executives. During the year, a number of start-up companies formed or were announced in our industry. The contracts are intended to secure the services of our management team. An essential element of the contract was that each executive agreed not to compete against the Company during the term of his or her employment and for a period of two (2) years following termination of employment.

Prior to Fiscal Year 2016, the THOR Industries, Inc. 2010 Equity and Incentive Plan (our “2010 Plan”) specified that, upon the occurrence of a change in control, all options and/or restricted stock and restricted stock unit awards will automatically become vested and exercisable in full and all restrictions or conditions, if any, on any restricted stock or restricted stock unit awards would automatically lapse. In Fiscal Year 2015, the Board voted to amend this plan commencing with restricted stock units awarded based on Fiscal Year 2016 results to require a “double trigger” before such shares would vest. The “double trigger” provides that vesting would occur only upon the occurrence of both a Change in Control (as defined in the 2010 Plan) and either a corresponding change in employment status or the failure of an acquirer to assume the awards. This “double trigger” requirement is a key element in the THOR Industries, Inc. 2016 Equity and Incentive Plan that was approved by the Shareholders at our Fiscal Year 2017 Annual Meeting and remains a key element of the Plan.

The aggregate value of change in control and termination benefits for each NEO is summarized under the subheading, “Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers” on page 71.

SECTION 409A OF THE CODE

Our compensation plans and programs are designed to comply with Section 409A of the Code, which places strict restrictions on plans that provide for the deferral of compensation.

THOR INDUSTRIES, INC.  /  53

compensation

discussion and

analysis

How We Make

Compensation Decisions

And Why We Made Them

For Fiscal Year 2021

The Compensation Committee

Our Compensation and Development Committee is responsible for the oversight of our compensation plan. Each year, the Committee engages in a thorough evaluation of the performance of our NEOs.

The Board of Directors conducts a review of our CEO, Mr. Martin. These evaluations are significant factors to the Committee as it determines the percentage of the peer group benchmark at which to set target compensation.

Mr. Martin does not participate in his own performance evaluation or in setting his own compensation. For the other NEOs, the Chairman and CEO evaluate each NEO’s individual performance and recommend a tailored compensation plan that relies upon peer benchmark data for that individual to the Compensation and Development Committee. The Compensation and Development Committee then reviews and votes to approve or modify these recommendations.

For more information on the Compensation and Development Committee, view our Corporate Governance Section of this Proxy Statement. Additionally, the Compensation and Development Committee’s charter can be found on our website at www.thorindustries.com.

Our Independent Compensation Consultant

In Fiscal Year 2021, the Compensation and Development Committee utilized Willis Towers Watson as its compensation consultant. Willis Towers Watson reports directly to the Committee, and the Committee is empowered to retain or replace Willis Towers Watson or hire additional consultants at any time. A representative of Willis Towers Watson regularly attends the Committee meetings and provides data and advice to the Committee throughout the year. Additionally, a representative from Willis Towers Watson regularly meets in executive session with the Committee.

Willis Towers Watson’s role is to provide market and peer group data and to advise the Committee on compensation-related decisions.

During Fiscal Year 2021, the compensation consultant provided the following services to the Committee:

•	Provided periodic reports of executive compensation trends;

•	Provided peer group analysis, including benchmarking data, supporting recommendations for the Company’s executive compensation;

•	Reviewed drafts and commented on elements of the Company’s Compensation Discussion and Analysis;

•	Advised the Committee of regulatory developments; and

•	Ran TSR analyses for our Committee.

In Fiscal Year 2021, the total fees and expenses attributable to Willis Towers Watson were $137,855.

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Our Compensation Peer Group

Importantly, Willis Towers Watson assists the Committee in determining an appropriate compensation peer group. Our Company has a unique challenge in its peer review process. With the exception of two competitors who are not reasonable compensation peers due to significant size differences, none of the companies with whom we compete for talent are publicly-traded and, therefore, our competitors do not publicly disclose their compensation practices. Geographic proximity to our competitors makes the competition for key talent an ever-present challenge. Our compensation plans are developed with that fact in mind and are designed to attract and retain industry-leading talent through a program that is reasonable and heavily tied to our Company’s financial performance. In Fiscal Year 2021, as it has previously, THOR benchmarked its executive pay against a peer group of publicly-traded companies and used this data in conjunction with our own industry-specific knowledge in evaluating its executive compensation practices. The Compensation and Development Committee periodically reviews and, as indicated, updates the peer group. Our general guidelines for our peer group are to include companies that are one-half to two times our revenue. Our peer group represents manufacturing companies of similar size as expressed in sales and market capitalization. Additionally, we sought to identify manufacturing firms that introduce their products to market through dealerships or franchises. While the compensation peer group is not comprised of our market competitors, it nevertheless provides a somewhat meaningful basis for market comparison of our executive compensation packages. Included in our peer evaluation was the consideration of the disclosed peers of the members of our peer group. We believe the peer group below represents as good a comparator group as can currently be found for our Company. Our peer group for Fiscal Year 2021 consisted of the following companies:

Fiscal Year 2021 Peer Group

• Cummins, Inc.	• Tenneco, Inc.

• Trane Technologies plc	• Parker-Hannifin Corporation

• The Goodyear Tire & Rubber Company	• Stanley Black & Decker, Inc.

• Illinois Tool Works, Inc.	• Textron, Inc.

• Navistar International Corporation	• BorgWarner Inc.

• AGCO Corporation	• Oshkosh Corporation

• Arconic Corporation	• Owens Corning

• Dover Corporation	• Polaris, Inc.

• American Axle & Manufacturing Holdings, Inc.	• Fortune Brands Home & Security, Inc.

• Harley-Davidson Inc.

THOR INDUSTRIES, INC.  /  55

compensation

discussion and

analysis

We evaluate our pay for performance system on a regular and consistent basis. In doing so, we analyze the peer group’s compensation data as reported in their most recent proxy statements. In this process, we measure actual pay data with comparable NEOs and the aggregate NEO compensation. We also evaluate the fixed and incentive-based variables of our compensation program as compared to the peer group. This information is then presented to the Committee for its consideration as it determines the appropriate compensation of our NEOs.

Measuring The Alignment

EVALUATING THE RELATIONSHIP BETWEEN OUR FISCAL YEAR 2021

PERFORMANCE AND OUR COMPENSATION

As noted above, our founders developed a pay strategy that was specifically intended to align pay with Company financial performance, which, over the long-term, aligns the pay with our shareholders. Fiscal Year 2021 posed a second straight year of testing our compensation plan’s ability to align pay with shareholder return in a uniquely tumultuous market. Our Fiscal Year 2021 results include:

•	An increase in net income of over 195% to $659.9 million; and

•	Diluted earnings per share up nearly 195% to $11.85.

The chart below compares the change of our CEO’s compensation to the percentage increases of our net income and EPS for Fiscal Year 2021.

56 / NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

FY2021 CEO COMPENSATION BREAKDOWN

FY2021 NEO COMPENSATION BREAKDOWN

Includes all NEOs

Consistent with prior years, our Fiscal Year 2021 compensation plan relied heavily upon variable incentive-based pay. The following graphs depict the relative breakdown between base salary and variable incentive pay as reported in the Summary Compensation Table on page 60.

As demonstrated in the charts, implementation of our philosophy resulted in approximately 96% of our CEO compensation and approximately 92% of our NEO compensation being variable, performance-based compensation for Fiscal Year 2021. The charts reveal a heavy dependency of the pay program on variable, performance-based compensation. While our Compensation and Development Committee maintains discretion to issue appropriate and necessary bonuses to our NEOs to ensure retention of key talent and also to ensure that formulaic bonuses are earned in the context of good governance, ethics, and business practices, the performance-based incentive compensation portion of the NEO compensation generally increases and decreases based upon the profitability of the Company.

Report Of The Compensation And Development Committee

We, the Compensation and Development Committee of the Board of Directors of THOR Industries, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. After our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2021.

The Compensation and Development Committee

Wilson Jones, Chair

Christina Hennington

Amelia Huntington

Laurel Hurd

William J. Kelley, Jr.

Christopher Klein

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2021 CEO Pay Ratio

In accordance with SEC rules, for Fiscal Year 2021, we determined the annual total compensation of our median compensated employee and present a comparison of that annual total compensation to the annual total compensation of our President and CEO, Robert W. Martin.

•	The Fiscal Year 2021 annual total compensation of Mr. Martin was $19,085,967.

•	The Fiscal Year 2021 annual total compensation of our median compensated employee was $78,339

•	Accordingly, the ratio of Mr. Martin’s annual total compensation to the annual total compensation of our median compensated employee for Fiscal Year 2021 was 244 to 1*.

* This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

IDENTIFICATION OF MEDIAN EMPLOYEE

As of July 31, 2021, the end of our fiscal year, we had approximately 22,000 U.S. employees and approximately 9,000 non-U.S. employees. Approximately 2,300 employees from the Tiffin acquisition were excluded from this year’s determination (as permitted under SEC rules) as they were acquired partially through the fiscal year. We did not experience any change in our employee population compensation arrangements during Fiscal Year 2021 compared to Fiscal Year 2020 that we reasonably believe would significantly impact our pay ratio disclosure. As permitted under SEC rules, we used the same internal data previously used for Fiscal year 2020 when determining our median employee. However, our previous median employee received a promotion during Fiscal Year 2021, therefore, we chose an employee with substantially similar compensation. Our non-U.S. employee’s compensation was converted into U.S. dollars.

CEO Pay Ratio

	2021 Total Compensation	CEO Pay Ratio

Robert Martin	$19,085,967	244:1

Median Employee	$78,339

Annual total compensation, as calculated in accordance with Item 402 of Regulation S-K.

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Compensation

Committee Interlocks and Insider Participation

For Fiscal Year 2021, the Compensation and Development Committee was comprised entirely of the four (4) independent Directors listed on page 57. No member of the Compensation and Development Committee is a current or, during our Fiscal Year 2021 or any time before, was a former officer or employee of the Company or any of its operating subsidiaries. During Fiscal Year 2021, no member of the Compensation and Development Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. In Fiscal Year 2021, none of our Executive Officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation and Development Committee of the Company.

Compensation Risk Assessment

As our Compensation and Development Committee evaluates our compensation programs, it considers many areas of risk potentially associated with the various programs as well as steps that can be taken to mitigate those risks. The process of risk consideration and, when appropriate, mitigation is a dynamic process that is considered at each meeting. This process includes consideration of many factors, including:

•	Oversight of the business and our MIP and LTI provided to our NEOs;

•	Our entrepreneurial culture, which we believe encourages employees to think like owners;

•	Our internal controls, which we believe to be very strong and are consistently reviewed for further opportunity of improvement;

•	Rigorous internal audits that are conducted throughout our Company on a regular basis;
•	Our enterprise risk management program, including an annual assessment of the risks facing our Company led by senior management;

•	Stock Ownership Guidelines, the time-based vesting component of RSU awards under our LTI and the multi-year performance measurement periods for the FCF and ROIC components of PSUs awarded under our LTI, which encourage long-term value creation, and serve to counterbalance potentially significant short-term incentive-based compensation;

•	The performance criteria of our MIP and LTI programs, which emphasizes overall business results over individual performance;

•	Linear award calculations under our MIP, with no steep payout curves or disproportionate increases in compensation payout thresholds that might create incentives to take greater risks for greater rewards;

•	Historically, the same metric – pre-tax profits – used each year; which metric has not been changed to take advantage of any benefits associated with short-term circumstances and which metric has been supplemented with the FCF and ROIC components for our LTI;

•	Our ability to consider non-financial, compliance, and other qualitative performance factors in determining actual compensation payouts for Executive Officers;

•	Our ability to use downward discretion and clawback payments;

•	Finance officers of each of our operating subsidiaries report to our Chief Financial Officer; and

•	The relative performance of the pay program as assessed through the analytics utilized by shareholder advisory firms, which allows for dynamic monitoring of the pay program’s alignment with our compensation group peers and our own performance.

We do not believe that our compensation program creates risk that is reasonably likely to have a material adverse effect on the Company. However, we will continue to monitor all risks associated with the pay practices.

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Executive Compensation

The following tables, narrative, and footnotes disclose the compensation paid to the Named Executive Officers of the Company. During Fiscal Year 2021, the Named Executive Officers include the: Chief Executive Officer; Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel, and Corporate Secretary; Senior Vice President of Administration and Human Resources; and Chief Innovation Officer.

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation awarded to our Named Executive Officers in Fiscal Years 2021, 2020, and 2019:

Name Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert W. Martin	2021	750,000	—	8,648,124	(4)	—	9,687,843(5)	—	—	19,085,967

President and Chief	2020	634,616	—	3,921,028		—	2,902,796	—	—	7,458,440

Executive Officer	2019	750,000	—	2,766,248		—	5,532,480	—	—	9,048,728

Colleen Zuhl	2021	725,000	—	3,190,651	(6)	—	2,795,373(7)	—	—	6,711,024

Senior Vice President	2020	678,943	—	1,808,196		—	1,032,232	—	—	3,519,371

& Chief Financial Officer	2019	600,000	—	1,069,616		—	774,647	—	—	2,444,263

Todd Woelfer	2021	600,000	—	2,888,311	(8)	—	2,628,485(9)	—	—	6,116,796

Senior Vice President	2020	563,077	—	1,600,847		—	946,688	—	—	3,110,612

General Counsel & Corporate Secretary	2019	600,000	—	848,316		—	627,014	—	—	2,075,330

Kenneth D. Julian	2021	598,077	—	1,806,138	(10)	—	1,251,659(11)	—	—	3,655,874

Senior Vice President	2020	469,231	—	846,925		—	353,582	—	—	1,669,738

of Administration & Human Resources	2019	500,000	—	719,224		—	368,832	—	—	1,588,056

Josef Hjelmaker	2021	351,442	—	549,630	(12)	—	392,187(13)	—	—	1,293,259

Chief Innovation	2020	—	—	—		—	—	—	—	—

Officer	2019	—	—	—		—	—	—	—	—

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(1)	All compensation figures in this table are rounded to the nearest dollar amount.

(2)	The amounts in this column reflect the payment of discretionary bonuses.

(3)

Share awards were determined in accordance with FASB ASC Topic 718. For information on the assumptions used by the Company in calculating the value of the awards, see Note 16 to the Company’s consolidated financial statements in the Form 10-K.

(4)

This amount consists of equity incentive plan awards paid to Mr. Martin for Fiscal Year 2021 which (i) are subject to a formula equal to 0.659% of our adjusted Fiscal Year 2021 pre-tax profits with respect to the RSU portion of our LTI and (ii) are subject to the Company’s realization of its goals for both ROIC and FCF over a three-year performance period with respect to the PSU portion of our LTI. The value of the PSU award at the grant date assuming that the highest level of performance conditions will be achieved was $6,293,221. We did not set targets or goals for the RSU portion of our LTI.

(5)

This amount consists of a non-equity incentive plan award to Mr. Martin in Fiscal Year 2021 which was based on a formula equal to 1.161% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

(6)

This amount consists of equity incentive plan awards paid to Ms. Zuhl for Fiscal Year 2021 which (i) are subject to a formula equal to 0.243% of our adjusted Fiscal Year 2021 pre-tax profits with respect to the RSU portion of our LTI and (ii) are subject to the Company’s realization of its goals for both ROIC and FCF over a three-year performance period with respect to the PSU portion of our LTI. The value of the PSU award at the grant date assuming that the highest level of performance conditions will be achieved was $2,321,704. We did not set targets or goals for the RSU portion of our LTI.

(7)

This amount consists of a non-equity incentive plan award to Ms. Zuhl for Fiscal Year 2021 which was based on a formula equal to 0.335% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

(8)

This amount consists of equity incentive plan awards paid to Mr. Woelfer for Fiscal Year 2021 which (i) are subject to a formula equal to 0.220% of our adjusted Fiscal Year 2021 pre-tax profits with respect to the RSU portion of our LTI and (ii) are subject to the Company’s realization of its goals for both ROIC and FCF over a three-year performance period with respect to the PSU portion of our LTI. The value of the PSU award at the grant date assuming that the highest level of performance conditions will be achieved was $2,101,729. We did not set targets or goals for the RSU portion of our LTI.

(9)

This amount consists of a non-equity incentive plan award to Mr. Woelfer for Fiscal Year 2021 which was based on a formula equal to 0.315% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

(10)

This amount consists of equity incentive plan awards paid to Mr. Julian for Fiscal Year 2021 which (i) are subject to a formula equal to 0.138% of our adjusted Fiscal Year 2021 pre-tax profits with respect to the RSU portion of our LTI and (ii) are subject to the Company’s realization of its goals for both ROIC and FCF over a three-year performance period with respect to the PSU portion of our LTI. The value of the PSU award at the grant date assuming that the highest level of performance conditions will be achieved was $1,314,219. We did not set targets or goals for the RSU portion of our LTI.

(11)

This amount consists of a non-equity incentive plan award to Mr. Julian for Fiscal Year 2021 which was based on a formula equal to 0.150% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

(12)

This amount consists of equity incentive plan awards paid to Mr. Hjelmaker for Fiscal Year 2021 which (i) are subject to a formula equal to 0.042% of our adjusted Fiscal Year 2021 pre-tax profits with respect to the RSU portion of our LTI and (ii) are subject to the Company’s realization of its goals for both ROIC and FCF over a three-year performance period with respect to the PSU portion of our LTI. The value of the PSU award at the grant date assuming that the highest level of performance conditions will be achieved was $399,827. We did not set targets or goals for the RSU portion of our LTI.

(13)

This amount consists of a non-equity incentive plan award to Mr. Hjelmaker for Fiscal Year 2021 which was based on a formula equal to 0.047% of our adjusted pre-tax profits for each fiscal quarter during the Fiscal Year.

THOR INDUSTRIES, INC.  /  61

Grants of Plan-Based Awards in Fiscal Year 2021

The following table summarizes the grants made to each of our NEOs in Fiscal Year 2021 under our 2016 Plan or other plans or arrangements.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Share and Options Awards(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(2)	Threshold ($) (#)	Target ($) (#)		Maximum ($) (#)(2)

Robert W. Martin	10/28/2020	$0	$3,168,323

	10/28/2020				$0	$1,798,385	(1)		$5,501,463(4)

	10/28/2020				$0	35,761		71,522	$3,146,661(5)

Colleen Zuhl	10/28/2020	$0	$914,202

	10/28/2020				$0	$663,137	(1)		$2,029,775(6)

	10/28/2020				$0	13,193		26,386	$1,160,875(7)

Todd Woelfer	10/28/2020	$0	$859,622

	10/28/2020				$0	$600,371	(1)		$1,837,437(8)

	10/28/2020				$0	11,943		23,886	$1,050,874(9)

Kenneth D. Julian	10/28/2020	$0	$409,344

	10/28/2020				$0	$376,596	(1)		$1,149,024(10)

	10/28/2020				$0	7,468		14,936	$657,114(11)

Josef Hjelmaker	10/28/2020	$0	$128,261

	10/28/2020				$0	$114,616	(1)		$349,630(12)

	10/28/2020				$0	2,272		4,544	$200,000(13)

(1)

Under our Plan, for Fiscal Year 2021, we did not set fixed targets or goals for our MIP or the RSU portion of our LTI. We compensated on a percentage of our NBT which were expressed as a percentage of our forecasted NBT at a level determined by peer benchmarking. Due to the lack of identified targets and pursuant to SEC guidance, the targets listed here are representative targets equal to amounts that would be earned in Fiscal Year 2021 under our non-equity incentive plan and under the RSU component of our equity incentive plan based on our Fiscal Year 2020 results. With respect to the RSU component of our LTI, NBT is denominated in dollars, but the relevant percentage of NBT earned will be paid out in restricted stock units in the form of whatever number of shares of the Company on a 1-to-1 basis that amount translates into at the time of the payout.

(2)	Our 2016 Plan limits total award at $20,000,000.

(3)	Represents the fair value per share of awards as of the grant date pursuant to FASB ASC Topic 718.

(4)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Martin was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.659% of our pre-tax profits during Fiscal Year 2021. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(5)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Martin was granted performance stock units under the 2016 Plan from which common stock may be payable. These targeted awards will be subject to adjustment at the conclusion of the two-year measurement period based upon the Company’s realization of its goals for both ROIC and FCF. Payout for the PSUs will be adjusted based upon the following schedule (with ROIC and FCF components weighted equally): Less than 50% Realization of Target – 0% payout of award; 50% - 150% Realization of Target – actual percentage of realization will equal the percentage of payout; Greater than 150% Realization of Target – 200% payout of award.

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(6)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Ms. Zuhl was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.243% of our pre-tax profits during Fiscal Year 2021. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(7)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Ms. Zuhl was granted performance stock units under the 2016 Plan from which common stock may be payable. These targeted awards will be subject to adjustment at the conclusion of the two-year measurement period based upon the Company’s realization of its goals for both ROIC and FCF. Payout for the PSUs will be adjusted based upon the following schedule (with ROIC and FCF components weighted equally): Less than 50% Realization of Target – 0% payout of award; 50% - 150% Realization of Target – actual percentage of realization will equal the percentage of payout; Greater than 150% Realization of Target – 200% payout of award.

(8)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Woelfer was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.22% of our pre-tax profits during Fiscal Year 2021. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(9)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Woelfer was granted performance stock units under the 2016 Plan from which common stock may be payable. These targeted awards will be subject to adjustment at the conclusion of the two-year measurement period based upon the Company’s realization of its goals for both ROIC and FCF. Payout for the PSUs will be adjusted based upon the following schedule (with ROIC and FCF components weighted equally): Less than 50% Realization of Target – 0% payout of award; 50% - 150% Realization of Target – actual percentage of realization will equal the percentage of payout; Greater than 150% Realization of Target – 200% payout of award.

(10)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Julian was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.138% of our pre-tax profits during Fiscal Year 2021. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(11)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Julian was granted performance stock units under the 2016 Plan from which common stock may be payable. These targeted awards will be subject to adjustment at the conclusion of the two-year measurement period based upon the Company’s realization of its goals for both ROIC and FCF. Payout for the PSUs will be adjusted based upon the following schedule (with ROIC and FCF components weighted equally): Less than 50% Realization of Target – 0% payout of award; 50% - 150% Realization of Target – actual percentage of realization will equal the percentage of payout; Greater than 150% Realization of Target – 200% payout of award.

(12)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Hjelmaker was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.042% of our pre-tax profits during Fiscal Year 2021. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(13)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Hjelmaker was granted performance stock units under the 2016 Plan from which common stock may be payable. These targeted awards will be subject to adjustment at the conclusion of the two-year measurement period based upon the Company’s realization of its goals for both ROIC and FCF. Payout for the PSUs will be adjusted based upon the following schedule (with ROIC and FCF components weighted equally): Less than 50% Realization of Target – 0% payout of award; 50% - 150% Realization of Target – actual percentage of realization will equal the percentage of payout; Greater than 150% Realization of Target – 200% payout of award.

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Summary of Equity

Compensation Plans

THOR Industries, Inc. 2016 Equity and Incentive Plan

Our 2016 Equity Incentive Plan (the “2016 Plan”) is designed to enable us to obtain and retain the services of the types of employees and Directors who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of our Shareholders. During Fiscal Year 2021, the maximum number of shares issuable under the 2016 Plan is 2,000,000 (subject to adjustment to reflect certain corporate transactions or changes in our capital structure), with 652,144 shares remaining available as of July 31, 2021 to be granted under the 2016 Plan subject to recycling provisions in the 2016 Plan for canceled, forfeited, or expired shares.

ADMINISTRATION

The 2016 Plan is administered by the Compensation and Development Committee (our “Committee”). Among other responsibilities, the Committee selects participants from among the eligible individuals, determines the number of shares of Common Stock that will be subject to each award, and prescribes the terms and conditions of each award, including without limitation the exercise price, methods of payment, vesting provisions, and restrictions on awards.

ELIGIBILITY

Our employees and Directors and those of our affiliated companies as well as those whom we reasonably expect to become our employees and Directors or those of our affiliated companies are eligible to receive awards.

AVAILABLE EQUITY AWARDS

STOCK OPTIONS

Under the 2016 Plan, the Committee may grant incentive and non-statutory stock options. The exercise price of an incentive or non-statutory stock option must generally be at least 100% (and in the case of an incentive stock option granted to a more than 10% Shareholder, 110%) of the fair market value of the Common Stock subject to that option on the date that option is granted. The Committee determines the rate at which options vest (provided options granted under the 2016 Plan may vest only after the expiration of a minimum one-year period from the date of the award) and any other conditions with respect to exercise of the options, in each case subject to the terms of the 2016 Plan. Only employees may be granted incentive stock options.

RESTRICTED AWARDS AND PERFORMANCE COMPENSATION AWARDS

Our Committee may award actual shares of our Common Stock (“Restricted Stock”) or hypothetical Common Stock units having a value equal to the fair market value of an identical number of shares of our Common Stock and paid in the form of shares of Common Stock or cash (“Restricted Stock Units”). The Committee may generally determine, in its sole discretion, the terms of each award, including the applicable restricted period prior to delivery or settlement of the award. Participants generally have the rights and privileges of a stockholder as to Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided, that, any cash dividends and stock dividends with respect to the Restricted Stock are withheld by the Company for the participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock have lapsed. Participants have no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock. Such dividend equivalents are held by the Company

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for the participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock Units have lapsed. Restricted Stock and Restricted Stock Unit awards may be subject to forfeiture. Generally Restricted Stock and Restricted Stock Units may not be sold or transferred during the restricted period. The Committee may provide for an acceleration of vesting in the terms of any restricted award.

Under the 2016 Plan, the Committee may designate relevant awards as performance compensation. Performance compensation awards entitle the recipients to receive Common Stock or hypothetical common share units upon the attainment of specified performance goals. Cash bonuses may also be designated as performance compensation awards.

STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant stock appreciation rights to participants under our 2016 Plan. Generally, stock appreciation rights permit a participant to exercise the right and receive a payment equal to the value of our Common Stock’s appreciation over a span of time in excess of the fair market value of a share of Common Stock on the date of grant of the stock appreciation right.

ADJUSTMENTS IN CAPITALIZATION

If there is a specified type of change in our Common Stock, such as stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization, appropriate equitable adjustments or substitutions will generally be made to the various limits under, and the share terms of, the 2016 Plan and the awards granted thereunder. In addition, in the event of certain mergers, the sale of all or substantially all of our assets or our reorganization or liquidation, the Committee may cancel outstanding awards and cause participants to receive, in cash, stock, or a combination thereof, the value of the awards.

AMENDMENTS

Our Board of Directors may amend, suspend, or terminate the Equity Plans or awards thereunder at any time, provided that amendments to the Equity Plans will not be effective without Shareholder approval if such approval is required by applicable law or stock exchange requirements and amendments to awards without participant approval generally may not impair the participant’s rights under the award. In addition,

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under the terms of the 2016 Plan, the Company generally may only reduce the exercise price of an option or stock appreciation right, or cancel outstanding option and stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with a lower exercise price, with Shareholder approval.

CHANGE IN CONTROL UNDER THE 2016 PLAN

Subject to the terms of an award agreement, in the event of a change in control, as defined in the 2016 Plan, (i) any and all outstanding options and stock appreciation rights granted under the 2016 Plan shall become immediately exercisable unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, any awards so assumed, converted, replaced, or continued will become immediately exercisable; (ii) any restriction imposed on a restricted award or performance compensation award shall lapse unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, the restrictions on any awards so assumed, converted, replaced, or continued shall lapse; and (iii) the portion of any and all performance compensation awards that remain outstanding following the occurrence of a change in control shall be determined by applying actual performance from the beginning of the performance period through the date of the change in control using the performance formula to determine the amount of the payout or distribution rounded to the nearest whole share of Common Stock. Notwithstanding the foregoing, if the change in control occurs prior to the end of a performance period for an award, the performance formula shall generally be adjusted to take into account the shorter period of time available to achieve the performance goals.

The portion of an award that remains outstanding following the occurrence of a change in control shall vest in full at the end of the performance period set forth in such award so long as the participant’s employment (or if the participant is a Director, service) with the Company or one of its subsidiaries does not terminate until the end of the performance period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (i) the termination of the participant by the Company without cause, (ii) the refusal of the continuing entity to assume, convert, replace, or continue the award, or (iii) the resignation of the participant for good reason.

“Cause” as used in the 2016 Plan generally means the employee has committed or pled guilty to a felony or a crime involving moral turpitude, has engaged in conduct likely to result in harm to the Company’s reputation, has been grossly negligent, has engaged in willful misconduct with respect to the Company, or violated federal or state securities laws. “Good reason” as used in the 2016 Plan generally means a diminution of the participant’s duties or authority, any relocation of more than 50 miles, or a material reduction in salary.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information concerning option awards and share awards held by our NEOs as of July 31, 2021:

			STOCK AWARDS

Name	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Robert W. Martin	73,651	(2)	$8,717,332	81,099	$9,598,878

Colleen Zuhl	29,815	(3)	$3,528,903	34,105	$4,036,668

Todd Woelfer	24,413	(4)	$2,889,523	30,453	$3,604,417

Kenneth D. Julian	18,356	(5)	$2,172,616	17,264	$2,043,367

Josef Hjelmaker	2,377	(6)	$281,342	2,272	$268,914

(1)

The number of earned PSUs will be determined after the three-year performance period based on performance measured against ROIC and FCF targets. The number of shares indicated represents shares that would be earned at either a threshold or target level of performance, as applicable.

(2)

Mr. Martin received a restricted stock unit award of 60,006 units on October 11, 2018; 53,505 units on October 10, 2019; and 17,979 units on October 8, 2020. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(3)

Ms. Zuhl received a restricted stock unit award of 23,202 units on October 11, 2018; 20,688 units on October 10, 2019; and 8,289 units on October 8, 2020. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(4)

Mr. Woelfer received a restricted stock unit award of 18,402 units on October 11, 2018; 16,408 units on October 10, 2019; and 7,340 units on October 8, 2020. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(5)

Mr. Julian received a restricted stock unit award of 15,601 units on October 11, 2018; 13,911 units on October 10, 2019; and 3,881 units on October 8, 2020. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(6)	Mr.Hjelmaker received a restricted stock unit award of 2,377 units on September 28, 2020 as a new hire bonus. These units vest on the third anniversary date of the award.

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Option Exercises and Shares Vested in Fiscal Year 2021

There were no options exercised by our NEOs in Fiscal Year 2021. None of our NEOs own options, and none were awarded in Fiscal Year 2021. The following table summarizes information regarding the vesting of share awards for each NEO in Fiscal Year 2021:

	STOCK AWARDS

Name	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)

Robert W. Martin	49,188	$4,672,368

Colleen Zuhl	18,832	$1,788,852

Todd Woelfer	14,965	$1,421,525

Kenneth D. Julian	12,649	$1,201,529

Josef Hjelmaker	—	—

Non-Qualified Deferred Compensation for Fiscal Year 2021

The following table shows the contributions, earnings, and account balances for Fiscal Year 2021 for the NEOs participating in our Deferred Compensation Plan:

Name	Executive Contributions in FY 2021(1)	Registrant Contributions in FY 2021	Aggregate Earnings in FY 2021	Aggregate Withdrawals/ Distributions	Aggregate Balance at 7/31/21

Colleen Zuhl	—	—	$68,785	—	$392,993

Todd Woelfer	$435,427	—	$277,353	—	$1,543,803

Kenneth D. Julian	$39,994	—	$84,636	—	$436,415

Josef Hjelmaker	$18,869	—	$775	—	$19,644

(1)	The amounts shown as contributions are also included in the amounts shown as Fiscal Year 2021 salary column of the Summary Compensation Table on page 60.

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Summary of Deferred Compensation Plan

On December 9, 2008, our Board approved and adopted the amended and restated THOR Industries, Inc. Deferred Compensation Plan (our “Deferred Compensation Plan”), which was amended and restated primarily to comply with Section 409A of the Code. The general purpose of our Deferred Compensation Plan is to provide our eligible employees with the benefits of an unfunded, non-qualified deferred compensation program.

Under our Deferred Compensation Plan, participants may elect to defer portions of their salary and bonus amounts. The amounts are credited to the participant’s individual account, which is credited with earnings and losses based on the performance of certain investment funds selected by us and elected by the participant.

Participants are vested in their elective deferrals at all times. Vested benefits become payable under our Deferred Compensation Plan (i) upon the participant’s separation from service, (ii) upon the occurrence of a change in control, (iii) upon the participant’s death or disability, or (iv) in connection with a severe financial hardship due to an unforeseen emergency (but in this case amounts payable are limited to the amount necessary to satisfy the emergency plus anticipated taxes). In each case, payment will be made within ninety (90) days following the event triggering the payment unless the participant is determined by our Board to be a specified employee under Section 409A of the Code and the payment trigger is the participant’s separation from service, in which case the payment will be delayed for a period of six (6) months.

At the time the participant makes a deferral election, the participant may elect a lump sum payment or installment payments spreading payment over 2 to 15 years upon separation from service.

Our Compensation and Development Committee administers our Deferred Compensation Plan. Our Compensation and Development Committee has the ability to modify or terminate the plan, provided that any modification or termination does not adversely affect the rights of any participant or beneficiary as to amounts under the plan. Our Compensation and Development Committee also has the ability to terminate our Deferred Compensation Plan and accelerate the payments of all vested accounts in connection with certain corporate dissolutions or changes in control, provided that the acceleration is permissible under Section 409A of the Code. Our Deferred Compensation Plan is intended to comply with Section 409A of the Code.

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Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers

Except for (i) potential payments under our Deferred Compensation Plan, (ii) the previously discussed lapsing of restrictions on certain restricted awards, as of July 31, 2021, and (iii) amounts provided for in the employment agreements between our NEOs and the Company described below, there were no potential obligations owed to our NEOs or their beneficiaries under existing plans or arrangements, whether written or unwritten, in the event of a change in control or termination of employment, including because of death, disability, or retirement.

On June 18, 2021, our Company executed employment contracts with our NEOs who have been with the Company a minimum of two (2)

years. The agreements provide for certain non-competition, non-solicitation, non-disparagement, and confidentiality undertakings. If an executive’s employment is terminated by the Company in connection with a nonrenewal or without cause, or for reasons other than cause, death, or disability, or is terminated by the executive for good reason, the executive would generally be entitled to certain severance benefits, including payment of earned, but unpaid, compensation and benefits owing to the executive through and including the termination date, (ii) an amount equal to the total cash compensation paid to executive during the prior two (2) fiscal years of executive’s employment in his or her current position, (iii) a fully vested share award equal to the share awards granted to the executive during the last two (2) fiscal years of executive’s employment in his or her current position (provided that performance share awards granted in the last two (2) fiscal years of

THOR INDUSTRIES, INC.  /  71

the executive’s employment will be included in the severance award only if the sum of the executive’s age plus years of service with the Company is equal to or greater than 65 (the “Rule of 65”)), (iv) payment of COBRA premiums for up to 24 months following termination, and (v) up to 12 months of outplacement services. If the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months after a change in control, the executive would be entitled to the benefits described in clauses (ii), (iii), and (iv) for periods of three (3) fiscal years or 36 months, as applicable, rather than the two (2) fiscal years or 24 months specified in those clauses. If the executive’s employment is terminated by the executive without good reason or by the death or disability of the executive, the executive would be entitled to a pro rata portion of any incentive awards related to the year of termination and vesting of a pro rata portion of incentive share awards and previously granted share awards would vest as follows: all unvested RSU awards would vest in accordance with the established vesting schedule and all unvested performance share awards would terminate, unless the Rule of 65 is satisfied, in which case they would vest at target amounts in accordance with the established vesting schedule.

For purposes of the agreements, “good reason” means the occurrence of any of the following, without the executive’s prior written consent: (i) a material diminution of executive’s duties or responsibilities, (ii) a material reduction in executive’s compensation or benefits, (iii) a relocation of the executive’s primary place of employment to a location more than sixty (60) miles from the location at which the executive was performing the executive’s duties immediately prior to such relocation, (iv) any requirement that the executive report to anyone other than the Board or the Chief Executive Officer, as applicable, or (v) any material breach of the agreement. However, none of the foregoing events or conditions will constitute good reason unless: (x) the executive provides the Company with written objection to the event or condition within 90 days following the occurrence thereof, (y) the Company does not reverse or cure the event or condition within 30 days of receiving that written objection, and (z) the executive resigns his employment within 30 days following the expiration of that cure period.

For purposes of the agreements, “cause” shall be deemed to exist upon any of the following events: (i) the executive’s conviction of, or plea of nolo contendere, to a felony, (ii) the executive’s continued substance abuse or insobriety, (iii) failure to substantially perform executive’s essential job functions; (iv) failure of executive to adhere to reasonable directives of the Board, (v) executive’s material and willful misconduct, (vi) a material and willful violation of any Company policy, or (v) any material breach of the agreement. The Board must provide 30 days written notice of its intent to terminate the executive’s employment for cause. Prior to being terminated for cause, the executive shall have 30 days following the receipt of such written notice to cure any curable event that would otherwise constitute cause.

Our Deferred Compensation Plan provides for payment of the vested deferred amounts upon termination of employment and following a change in control. Under our Deferred Compensation Plan, if an NEO’s employment terminated on or before July 31, 2021, or if the NEO died or became disabled, the entire vested account balance (reported in the “Aggregate Balance at 7/31/21” column of the Non-Qualified Deferred Compensation table above) would be paid. A change in control would also trigger payment to the NEO. The Outstanding Equity Awards at 2021 Fiscal Year-End table provides the fair value of outstanding restricted stock units and performance shares that would have vested upon a change of control and either a corresponding change in employment status or the failure of the acquirer to assume such awards occurring as of July 31, 2021. The Performance Shares would vest at the threshold level performance depicted in the Outstanding Equity Awards table.

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Potential Payments Upon Termination or Change in Control

The table below describes the value of compensation and benefits payable to each named executive officer upon termination that would exceed the compensation benefits generally available to employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executive officers, such as deferred compensation. Benefits and payments are calculated as of July 31, 2021.

Name	Cash Compensation ($)	Acceleration of Unvested Equity (Restricted Stock Awards) ($)	Other Benefits ($)(2)	TOTAL ($)

Robert W. Martin

Involuntary Separation (Without Cause)	$9,819,892	$9,833,937	$60,642	$19,714,471

Death or Disability	$5,543,322	$16,787,749	$60,642	$22,391,713

Change in Control	$20,065.327	$14,581,655	$90,964	$34,737,946

Colleen Zuhl (1)

Involuntary Separation (Without Cause)	$3,085,821	$4,038,687	$51,129	$7,175,637

Death or Disability	$1,596,751	$6,615,827	$51,129	$8,263,707

Change in Control	$5,015,182	$5,874,471	$76,694	$10,966,347

Todd Woelfer (1)

Involuntary Separation (Without Cause)	$2,736,779	$1,565,496	$51,129	$4,353,404

Death or Disability	$1,501,747	$3,869,794	$51,129	$5,422,760

Change in Control	$4,412,928	$3,021,463	$76,694	$7,511,085

Ken Julian (1)

Involuntary Separation (Without Cause)	$1,691,735	$2,223,263	$51,129	$3,966,127

Death or Disability	$714,229	$3,709,219	$51,129	$4,474,577

Change in Control	$2,824,800	$3,457,670	$76,694	$6,359,164

Josef Hjelmaker (1) (3)

Involuntary Separation (Without Cause)	—	—	—	—

Death or Disability	—	—	—	—

Change in Control	—	—	—	—

(1)

If an executive voluntarily terminates his or her employment with the Company or is terminated by the Company for Cause, the executive would be entitled to receive a distribution of the balance in the executive’s account under the Deferred Compensation Plan shown in the table on page 69 above, but would receive no other severance benefits or other payments in connection with such a termination.

(2)	Other Benefits include COBRA premium payments for 24 months in the case of Involuntary Separation (Without Cause) or Death or Disability and 36 months in the case of Change in Control.

(3)	Mr. Hjelmaker was hired in September 2020.

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proposal 4

Approval of an Amendment to the THOR Industries, Inc. 2016 Equity and Incentive Plan

We are asking our Shareholders to approve an amendment to the THOR Industries, Inc. 2016 Equity and Incentive Plan (the “Plan”) to increase the number of shares of Common Stock available for awards under the Plan from 2,000,000 shares to 5,000,000 shares and to make a corresponding amendment to increase the maximum number of shares that can be awarded as Restricted Awards (as defined in the Plan) under the Plan from 2,000,000 shares to 5,000,000 shares (the “Amendment”). We designed our 2016 Plan in a way that enables us to not only obtain and retain the services of the types of employees and directors who will contribute to our long-term success, but also provide incentives that are linked directly to increases in performance which will inure to the benefit of you, our Shareholders. It has proven to be an effective retention tool. Our Board approved the Amendment on October 8, 2021, and we request that you do the same at our Annual Meeting.

A copy of the Plan as proposed to be amended is attached to this Proxy Statement as Appendix A. The description of the Plan that follows is qualified in its entirety by reference to the copy of the Plan that is attached.

The Plan will continue to be administered by our Board or a committee designated by our Board (our “Committee”). The Company’s Compensation and Development Committee currently serves as the Committee for Plan administration purposes. It consists of three or more members of our Board who are “independent directors” as defined under the rules of the New York Stock Exchange and as “non-employee directors” under Rule 16b-3 as promulgated under Section 16 of the Exchange Act. Our Committee will have the power and authority to select Participants (as defined below) in our Plan and grant Awards (as defined below) to such

Participants pursuant to the terms of our Plan. In addition, our Committee will have the authority to::

(a)	construe and interpret our Plan and apply its provisions;

(b)	promulgate, amend, and rescind the rules and regulations relating to the administration of our Plan;

(c)	authorize any person to execute, on behalf of our Company, any instrument required to carry out the purposes of our Plan;

(d)	delegate its authority to one or more officers of our Company with respect to Awards that do not involve certain executive officers of our Company;

(e)	determine when Awards are to be granted under our Plan and the applicable date of grant;

(f)	select those Participants to whom Awards shall be granted;

(g)	determine the number of shares of our Common Stock to be made subject to each Award;

(h)	determine whether each option is or is not intended to qualify as an incentive stock option;

(i)	prescribe the terms and conditions of each Award;

(j)	designate an Award (including a cash bonus) as a performance compensation award and select the performance criteria that will be used to establish the performance goals;

(k)	amend any outstanding Awards subject to certain limitations;

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(l)	determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of our Plan;

(m)	make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and

(n)	exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of our Plan.

All decisions made by our Committee pursuant to the provisions of our Plan shall be final and binding on our Company and the Participants.

Subject to adjustment, the total number of shares of our Common Stock available for the grant of Awards under our Plan may not exceed 2,000,000 shares of which a maximum of 2,000,000 shares can be awarded as Restricted Awards. If the proposed Amendment is approved, the number of shares of our Common Stock available for the grant of Awards under our Plan and the maximum number of shares of our Common Stock that can be awarded as Restricted Awards would both be increased to 5,000,000 shares. Whether or not the Amendment is approved, for purposes of this limitation, any stock subject to an Award that is canceled, forfeited, or expires prior to exercise or realization will again become available for issuance under our Plan. Subject to adjustment, no Participant will be granted, during any one-year period, options to purchase common stock or stock appreciation rights with respect to more than 1,000,000 shares of our Common Stock and no Participant will be granted, during any one-year period, restricted stock or restricted stock units with respect to more than 2,000,000 shares of

Common Stock. Shares of Common Stock available for distribution under our Plan will be authorized and unissued shares, treasury shares, or shares reacquired by our Company in any manner.

Eligibility

Awards may be granted to our employees and directors and those individuals whom our Committee determines are reasonably expected to become employees or directors following the date of the grant of the Award (“Participants”), provided that incentive stock options may be granted only to employees. Awards may be in the form of options (incentive stock options and non-statutory stock options), restricted stock, restricted stock units, performance compensation awards, and stock appreciation rights (collectively, “Awards”).

Options

Options may be granted as incentive stock options (stock options intended to meet the requirements of Section 422 of the Code) or non-statutory stock options (stock options not intended to meet such requirements) and will be granted in such form and will contain such terms and conditions as our Committee deems appropriate. The term of each option will be fixed by our Committee but no incentive stock option may be exercisable after the expiration of ten years from the grant date; provided, that, in the case of incentive stock options granted to a 10% shareholder, the term of such option may not exceed five years from the grant date. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant; provided, that, in the case of incentive stock options granted to a 10% shareholder, the exercise price may not be

THOR INDUSTRIES, INC.  /  75

less than 110% of the fair market value on the date of grant. The exercise price of each non-statutory stock option may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant. Our Committee will determine the time or times at which, or other conditions upon which, an option will vest or become exercisable. Payment in respect of the exercise of an option may be made in cash or by certified or bank check, or our Committee may, in its discretion and to the extent permitted by law, allow such payment to be made by surrender of unrestricted shares of Common Stock (with a fair market value equal to the exercise price) that have been held by the Participant for any period deemed necessary by our accountants to avoid an additional compensation charge, or by means of attestation whereby the Participant identifies for delivery specific shares of common stock that have a fair market value equal to the exercise price, or through a broker-assisted cashless exercise program, a net exercise method, or in any other form of legal consideration that may be acceptable to our Committee. A participant will have no rights as a shareholder with respect to the shares of Common Stock subject to an option (including the rights to receive dividends) unless and until that option is exercised.

Restricted Stock And Restricted Stock Units

Our Committee may award actual shares of our Common Stock (“Restricted Stock”) or hypothetical Common Stock units having a value equal to the fair market value of an identical number of shares of our Common Stock (“Restricted Stock Units”), which award may, but need not, provide that such Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of an obligation or for any other purpose for such period (the “Restricted Period”) as our Committee shall determine. Subject to the restrictions set forth in the Award, Participants who are granted Restricted Stock generally will have the rights and privileges of a shareholder as to such Restricted

Stock, including the right to vote such Restricted Stock. Cash dividends and stock dividends with respect to Restricted Stock shall be withheld by our Company for the Participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock have lapsed. Interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by our Committee. The cash dividends or stock dividends so withheld by our Committee and attributable to any particular share of Restricted Stock will be distributed to the Participant in cash or, at the discretion of our Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such shares. The Restricted Period shall commence on the date of the grant and end at the time or times set forth on a schedule established by our Committee in the applicable Award agreement. At the discretion of our Committee, cash dividends and stock dividends (“Dividend Equivalents”) also may be paid with respect to Restricted Stock Units which, if credited, shall be withheld for the Participant’s account and distributed upon the settlement of the Restricted Stock Unit. Such dividend equivalents shall not be paid by the Company unless and until the restrictions on the Restricted Stock Units have lapsed. If the Restricted Stock or the Restricted Stock Units, as applicable, are forfeited, the Participant shall have no right to such dividends, Dividend Equivalents, and/or interest (if any).

Performance Compensation Awards

Our Plan provides our Committee with the authority, at the time of grant of any Award (other than options and stock appreciation rights granted with an exercise price or grant price equal to or greater than the fair market value per share of stock on the date of the grant), to designate such Award as a performance compensation. In addition, our Plan provides our Committee with the authority to make an Award of a cash bonus to any Participant and designate such Award as a performance compensation award.

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During the first 90 days of a performance period, our Committee may, in its sole discretion, select which Participants will be eligible to receive performance compensation awards in respect of such Performance Period. Our Plan provides that, with regard to a particular Performance Period our Committee has full discretion to select the length of the Performance Period, the type(s) of performance compensation awards to be issued, the performance criteria that will be used to establish the performance goal(s), the kind(s) and/ or level(s) of the performance goal(s) that is (are) to apply to our Company, and the performance formula to be applied against the relevant performance goal to determine, with regard to the performance compensation award of a particular Participant, whether all, some portion or none of the performance compensation award has been earned for the Performance Period.

The maximum performance compensation award payable to any one Participant under our Plan for a Performance Period is 2,000,000 shares of our Common Stock or, in the event such performance compensation award is paid in cash, the equivalent cash value thereof, as determined by our Committee. If the performance compensation award is in the form of Restricted Stock or Restricted Stock Units, then the maximum performance compensation award payable to any one Participant for a Performance Period is 2,000,000 shares of our Common Stock. The maximum amount that can be paid in any calendar year to any Participant pursuant to a performance compensation award in the form of a cash bonus is $20,000,000.

Performance compensation awards shall be based on the attainment of specific levels of performance of our Company (or affiliate, division, or operational unit of our Company) and shall be limited to the following:

(a)	net earnings or net income (before or after taxes);

(b)	basic or diluted earnings per share (before or after taxes);
(c)	net revenue or net revenue growth;

(d)	gross revenue;

(e)	gross profit or gross profit growth;

(f)	net operating profit (before or after taxes);

(g)	pre-tax profits (before or after LIFO adjustments);

(h)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(i)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(j)	earnings before or after taxes, interest, depreciation and/or amortization;

(k)	gross or operating margins;

(l)	productivity ratios;

(m)	share price (including, but not limited to, growth measures and total stockholders return);

(n)	expense targets;

(o)	margins;

(p)	operating efficiency;

(q)	objective measures of customer satisfaction;

(r)	working capital targets;

(s)	measures of economic value added;

(t)	inventory control; and

(u)	enterprise value.

Stock Appreciation Rights

Stock appreciation rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of our Plan are satisfied, in tandem with all or part of any option granted under our Plan (“Related Rights”). Upon exercise thereof, the holder of a stock appreciation right would be entitled to receive from our Company an amount equal to the product of (i) the excess of the fair market value of one share of our Common Stock

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on the date of exercise over the exercise price per share specified in such stock appreciation right or its related option, multiplied by (ii) the number of shares for which such stock appreciation right is exercised. The exercise price of a Free Standing Right shall be determined by our Committee, but shall not be less than 100% of the fair market value of one share of our Common Stock on the date of grant of such Free Standing Right. A Related Right granted simultaneously with or subsequent to the grant of an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option. A stock appreciation right may be settled, at the sole discretion of our Committee, in cash, shares of our Common Stock, or a combination thereof.

A stock appreciation right shall not entitle the Participant to receive any dividends declared on the Common Stock prior to the exercise of that stock appreciation right for shares of Common Stock.

Change In Control

Our Plan provides that, unless otherwise provided in an Award agreement or pursuant to our Plan, or prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, upon the occurrence of a Change in Control, (a) all options and stock appreciation rights will become immediately exercisable unless such Awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause (as defined in our Plan) or resignation for Good Reason (as defined in our Plan) within twenty-four (24) months following consummation of a Change in Control, all Awards so assumed, converted, replaced, or continued will become immediately exercisable, (b) all restrictions imposed on a restricted award or performance compensation award shall lapse unless such Awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a

Participant’s termination of employment without Cause or for Good Reason within twenty-four (24) months following consummation of a Change in Control, the restrictions on any Awards so assumed, converted, replaced, or continued shall lapse; and (c) the portion of all performance compensation awards that remain outstanding following the occurrence of a Change in Control shall be determined by applying actual performance from the beginning of the Performance Period through the date of the Change in Control using the performance formula to determine the amount of the payout or distribution rounded to the nearest whole share of Common Stock. Furthermore, the Committee may, in its sole discretion, provide that (x) all outstanding options and stock appreciation rights will be terminated upon the occurrence of a Change in Control and that each Participant will receive, with respect to each share of Common Stock subject to such options or stock appreciation rights, an amount in cash and/or shares of Common Stock equal to the excess of the fair market value of a share of Common Stock immediately prior to the occurrence of the Change in Control over the exercise price of the option or stock appreciation right and (y) options and stock appreciation rights outstanding as of the date of the Change in Control may be canceled and terminated without payment if the fair market value of a share of Common Stock as of the date of the Change in Control is less than the exercise price of the option or stock appreciation right.

Amendment and Termination

Our Board at any time, and from time to time, may amend or terminate our Plan. However, except as provided otherwise in our Plan, no amendment shall be effective unless approved by the shareholders of our Company to the extent shareholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. Our Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that our

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Committee may not make any amendment which would otherwise constitute an impairment of the rights under any Award unless our Company requests the consent of the Participant and the Participant consents in writing.

Adjustments

The maximum number of shares of our Common Stock which may be awarded under our Plan, and the number of shares and price per share applicable to any outstanding Award, are subject to adjustment in the event of stock splits, reverse stock splits, stock or extraordinary cash dividends, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization.

Market Value Of Underlying Securities

Our Common Stock underlies all of the options and other equity-based awards to be awarded under our Plan. The market value of our Common Stock at the close of trading on October 22, 2021, as reported by the New York Stock Exchange, was $104.04 per share.

Term

Our Plan will expire on October 10, 2026. Any awards previously granted under our Plan and outstanding subsequent to October 10, 2026, will continue to be governed by the provisions of our Plan.

Plan Benefits To Be Received

Benefits and amounts to be awarded under our Plan are not currently determinable.

The October 2021 awards, consistent with past practice, were made under the Plan subject to shareholder approval, and will be void if shareholders do not approve the Plan.

U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences relating to Awards under our 2016 Plan, based on federal income tax laws currently in effect.

This summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of common stock purchased or granted pursuant to, or any other Award granted under, our Plan and does not describe any state, local or foreign tax consequences. Moreover, the federal income tax consequences to any particular individual may differ from those described herein by reason of, among other things, the particular circumstances of such individual. This summary is for general information only and does not constitute tax advice.

NON-STATUTORY STOCK OPTIONS. An individual receiving non-statutory stock options generally should not recognize taxable income at the time of grant. An individual should generally recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the option shares on exercise of the non-statutory stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 280G of the Code, discussed below, our Company is entitled to deduct from its taxable income the amount that the individual is required to include in ordinary income at the time of such inclusion. Additional special rules apply if an individual exercises a non-statutory stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to our Company.

INCENTIVE STOCK OPTIONS. An individual granted an incentive stock option generally should not recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. If the individual holds the shares acquired upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the individual, the difference, if any, between the sales price of the

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shares and the exercise price of the option will be treated as long-term capital gain or loss. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), an individual will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise over the exercise price thereof (or, if less, the amount realized on the subsequent disposition of the shares). Our Company is not entitled to any deduction on account of the grant of incentive stock options or the individual’s exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the individual, subject to the limitations set forth in Section 280G of the Code, discussed below, in general, our Company should be entitled to a tax deduction equal to the amount treated as taxable compensation to the individual. Additional special rules apply if an individual exercises an incentive stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to our Company.

STOCK APPRECIATION RIGHTS. An individual receiving a stock appreciation right (“SAR”) generally should not recognize taxable income at the time of grant. Upon exercise of an SAR, an individual generally should recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. In general, our Company should be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in those sections.

RESTRICTED STOCK. An individual generally should not recognize ordinary income upon receipt of restricted stock. The individual generally should recognize ordinary income when the restricted stock is transferable by the individual or no longer subject to a substantial risk of forfeiture, whichever

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occurs first. At such time, the individual should recognize ordinary income in an amount equal to the current fair market value of the shares. An individual may, however, elect to recognize ordinary income when the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. (Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act). In general, our Company should be able to deduct, at the same time as it is recognized by the individual, the amount of taxable compensation to the individual for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in those sections.

RESTRICTED STOCK UNITS. An individual receiving a restricted stock unit award generally should not recognize taxable income at the time of grant. Rather, upon delivery of shares and/or cash, as applicable, pursuant to a restricted stock unit award, the individual generally should have taxable compensation equal to the fair market value of the number of shares (and/or the amount of cash) the individual actually receives with respect to the award. In general, our Company should be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in those sections.

SECTION 280G OF THE CODE. Under certain circumstances, the accelerated vesting or settlement of awards in connection with a Change in Control (as defined in our Plan) may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and our Company may be denied a federal income tax deduction.

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Ownership of Common Stock

The following table sets forth information as of October 18, 2021, with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of our Common Stock by: (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Stock; (ii) each Director of the Company; (iii) each Executive Officer of the Company named in the Summary Compensation Table on page 60; and (iv) all Executive Officers and Directors of the Company as a group. As of October 18, 2021, there were 55,530,915 shares of Common Stock issued and outstanding:

	Beneficial Ownership (2)

Name and Address of Beneficial Owner(1)	Number of Shares		Percentage

Peter B. Orthwein	1,935,438	(3)	3.5%

Robert W. Martin	232,723	(4)	*

Colleen Zuhl	79,543	(5)	*

Todd Woelfer	55,692	(6)	*

Kenneth D. Julian	42,778	(7)	*

Josef Hjelmaker	—		*

Andrew Graves	15,240		*

Christina Hennington	—		*

Amelia A. Huntington	2,957		*

Laurel Hurd	—		*

Wilson Jones	8,220		*

William J. Kelley, Jr.	—		*

Christopher Klein	4,412	(8)	*

James L. Ziemer	19,720	(9)	*

Capital Research Global Investors (U.S.) 333 South Hope Street, Los Angeles, CA 90071	5,843,889	(10)	10.5%

The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, PA 19355	5,216,695	(11)	9.4%

Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, Los Angeles, CA 90067	5,204,694	(12)	9.4%

BlackRock Fund Advisors 400 Howard Street, SanFrancisco, CA 94105	4,147,733	(13)	7.5%

All Directors and Executive Officers as a group (fourteen persons)	2,396,9723	(14)	4.3%

*	less than 1%

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(1)	Except as otherwise indicated, the address of each beneficial owner is c/o THOR Industries, Inc., 601 East Beardsley Avenue, Elkhart, Indiana 46514.

(2)

Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them and such shares include restricted stock and restricted stock units which are currently exercisable or will become exercisable or vested within sixty (60) days from October 18, 2021. Ownership percentages are calculated based on 55,530,915 shares of Common Stock outstanding on October 18, 2021, plus the number of shares as to which each person or group has the right to acquire beneficial ownership within 60 days of such date.

(3)

Includes 829,011 shares held directly; 69,020 shares owned by Mr. Orthwein’s wife; 30,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s half-brother, of which Mr. Orthwein is a trustee; 74,783 shares owned of record by the Trust FBO Peter B. Orthwein, of which Mr. Orthwein is the trustee and beneficiary; 124,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s children for which Mr. Orthwein acts as a trustee; 378,524 shares held in a grantor retained annuity trust of which Mr. Orthwein is the beneficiary and trustee; 130,400 shares held in an irrevocable trust; and 299,700 shares held in a trust of which Mr. Orthwein is sole trustee for his three youngest children as beneficiaries.

(4)	Includes 71,814 shares Mr. Martin has the right to receive in settlement of certain performance-based awards.

(5)	Includes 33,124 shares Ms. Zuhl has the right to receive in settlement of certain performance-based awards.

(6)	Includes 29,319 shares Mr. Woelfer has the right to receive in settlement of certain performance-based awards.

(7)	Includes 15,516 shares Mr. Julian has the right to receive in settlement of certain performance-based awards.

(8)

Includes 4,220 shares held directly; 118 shares held in a tenants in common account of revocable trusts of Mr. Klein and his wife; 37 shares held in an irrevocable trust for the benefit of one of Mr. Klein’s children; and 37 shares held in an irrevocable trust for the benefit of Mr. Klein’s other child. Mr. Klein is an advisor to each of the children’s trusts.

(9)	Includes 18,220 shares held directly and 1,500 shares held as custodian for Mr. Ziemer’s grandchildren. Mr. Ziemer disclaims beneficial ownership of these shares.

(10)	The number of shares listed for Capital Research Global Investors (U.S.) is based on a Schedule 13F filed on August 16, 2021.

(11)	The number of shares listed for Vanguard Group, Inc. is based on a Schedule 13F filed on August 13, 2021.

(12)	The number of shares listed for Kayne Anderson Rudnick Investment Management, LLC is based on a Schedule 13F filed on August 13, 2021.

(13)	The number of shares listed for BlackRock Fund Advisors is based on a Schedule 13F filed on August 11, 2021.

(14)	Includes an aggregate of 149,773 shares to be issued pursuant to performance-based awards which will settle within 60 days from October 18, 2021.

Certain Relationships and Transactions with Management

Our Audit Committee is required to review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. All such related party transactions must also be approved by the disinterested members of our Board if required by Delaware General Corporation Law. Through its review for Fiscal Year 2021 activity, the Audit Committee identified no such transactions.

Delinquent Section 16(a) Reports

The federal securities laws require the filing of certain reports by officers, directors, and beneficial owners of more than ten percent (10%) of our securities with the SEC and the NYSE. Specific due dates have been established and we are required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, written representations that no such filings were required, the Company believes

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that all filing requirements for transactions in Fiscal Year 2021 were satisfied by each of our Officers and Directors, and ten percent (10%) Shareholders of the Company during Fiscal Year 2021. As reported in last year’s proxy statement, in the early part of our Fiscal Year 2021, Mr. Graves filed two untimely Forms 4 related to two prior transactions, Mr. Klein filed one untimely Form 4 related to three prior transactions, and Mr. Hjelmaker filed one untimely Form 4 related to a restricted stock unit award he received upon his commencement of employment.

Shareholder Proposals

In order to submit Shareholder proposals for the 2022 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office, no later than July 6, 2022, provided that if the date of the 2022 Annual Meeting of Shareholders is more than 30 days before or more than 30 days after December 17, 2022, then the deadline will be a reasonable time before the Company makes available its proxy materials.

Shareholder director nominations for inclusion in the Company’s Proxy Statement under the Company’s proxy access program must be received by the Secretary at the Company’s principal office not before June 6, 2022 or after July 6, 2022, provided, however, that if the date for which the 2022 Annual Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 17, 2022, then notice by the nominating Shareholder to be timely must be received by the Secretary of the Company by the later of the close of business on the date that is 180 days prior to the date of the 2022 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of such annual meeting is first made.

The Company’s By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To properly bring before the 2022 Annual Meeting of Shareholders, a nomination or other matter the Shareholder wishes to present at the Meeting, Shareholder written notification of such matter, must be received by the Secretary at the Company’s principal office not before August 20, 2022, or after September 19, 2022, provided that if the date for which the 2022 Annual Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 17, 2022, then notice by the Shareholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of the 2022 Annual Meeting of Shareholders and not later than the later of (i) the 75th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

All Shareholder proposals must comply with all of the requirements of SEC Rule 14a-8 or the Company’s By-Laws, as applicable. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements.

Other Matters

Management knows of no other matters that will be presented for consideration at the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Todd Woelfer

Senior Vice President,

General Counsel, and Corporate Secretary

November 3, 2021

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Appendix A

THOR Industries, Inc.

2016 Equity and Incentive Plan

(As proposed to be Amended)

1. PURPOSE; ELIGIBILITY.

1.1

GENERAL PURPOSE. The name of this plan is the THOR Industries, Inc. 2016 Equity and Incentive Plan (the “Plan”). The purpose of the Plan is to enable THOR Industries, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

1.2

ELIGIBLE AWARD RECIPIENTS. The persons eligible to receive Awards are the Employees and Directors of the Company and its Affiliates and any such parties who are reasonably expected to become Employees and Directors after the receipt of Awards.

1.3

AVAILABLE AWARDS. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards, (d) Performance Compensation Awards and (e) Stock Appreciation Rights.

2. DEFINITIONS.

2.1	“ADMINISTRATOR” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.2	“AFFILIATE” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.3	“AWARD” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award, a Performance Compensation Award and a Stock Appreciation Right.

2.4

“AWARD AGREEMENT” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.5	“BENEFICIAL OWNER” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person”
(as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.6	“BOARD” means the Board of Directors of the Company.

2.7

“CAUSE” means (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.8	“CHANGE IN CONTROL” shall mean:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act (a “Person”)) that is not a subsidiary of the Company;

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(c) The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company; or

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(d) The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any subsidiary, (ii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (iii) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this Section 2.8 or (iv) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

The foregoing notwithstanding, if an Award is subject to Section 409A of the Code, (and not excepted therefrom) and a Change in Control is a distribution event for purposes of the Award, the foregoing definition of Change of Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if the event qualifies as a change in ownership or effective control of a corporation, or a change in ownership of a substantial portion of the assets of a corporation, as applicable within the meaning of Treas. Reg. § 1.409A- 3(i)(5).

2.9	“CODE” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.10	“COMMITTEE” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.11	“COMMON STOCK” means the common stock, $0.10 par value per share, of the Company.

2.12	“COMPANY” means THOR Industries, Inc. a Delaware corporation.

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2.13

“CONTINUOUS SERVICE” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.14	“COVERED EMPLOYEE” has the same meaning as set forth in Section 162(m)(3) of the Code.

2.15

“DATE OF GRANT” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

2.16

“DETRIMENTAL ACTIVITY” means: (a) violation of the terms of any agreement with the Company or any of its Affiliates concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s or its Affiliates’ confidential information to anyone outside the Company or its Affiliates, without prior written authorization from the Company or its Affiliates, or in conflict with the interests of the Company or its Affiliates, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company or its Affiliates; (c) failure or refusal to disclose promptly or assign to the Company or its Affiliates all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company or its Affiliates, relating in any manner to the interests of the Company or its Affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its Affiliates to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant’s employment for Cause; (e) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company or its Affiliates, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company or its Affiliates; (f) any attempt directly or indirectly to induce any Employee of the Company or its Affiliates to be employed or perform services or act in conflict with the interests of the Company or its Affiliates; (g) any attempt, in conflict with the interests of the Company or its Affiliates, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company or its Affiliates; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or its Affiliates.

2.17	“DIRECTOR” means a member of the Board.

2.18

“DISABILITY” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.19	“EFFECTIVE DATE” shall mean the date as of which this Plan is adopted by the Board.

2.20

“EMPLOYEE” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.21	“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

2.22

“FAIR MARKET VALUE” means, as of any date, the value of the Common Stock as determined below. The Fair Market Value on any date on which the Company’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on the New York Stock Exchange shall be the closing price of a share of Common Stock on the New

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York Stock Exchange on such date, and thereafter (a) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (b) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

2.23	“FREE STANDING RIGHTS” has the meaning set forth in Section 7.3(a).

2.24

“GOOD REASON” means the occurrence, without the express written consent of the relevant Participant, of (i) a material diminution of such Participant’s duties or authority, (ii) any relocation, mandated by the Board or the board of directors of the Participant’s employer, of such Participant’s normal place of work to a place of work that is more than 50 miles from such Participant’s normal place of work, or (iii) any material reduction in such Participant’s base salary; provided, however, that “Good Reason” shall not be deemed to exist unless (x) such Participant immediately notifies the Company, in reasonable detail, of any facts or circumstances he or she believes constitutes Good Reason; (y) the Company fails to correct such facts or circumstances within 30 days of such notice; and (z) the Participant terminates his or her employment with the Company or his or her employer, as appropriate, within 10 days after the expiration of such 30-day period.

2.25	“INCENTIVE STOCK OPTION” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.26

“INCUMBENT DIRECTORS” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.27

“NEGATIVE DISCRETION” means the discretion authorized by the Plan to be applied by the Administrator to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.2(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.28	“NON-EMPLOYEE DIRECTOR” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.29	“NON-STATUTORY STOCK OPTION” means an Option not intended to qualify as an Incentive Stock Option.

2.30	“OFFICER” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.31	“OPTION” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.32

“OPTION AGREEMENT” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.33	“OPTIONHOLDER” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.34	“OPTION EXERCISE PRICE” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

2.35

“OUTSIDE DIRECTOR” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

2.36	“PARTICIPANT” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.37	“PERFORMANCE COMPENSATION AWARD” means any Award designated by the Administrator as a Performance Compensation Award pursuant to Section 7.2 of the Plan.

2.38

“PERFORMANCE CRITERIA” means the criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based

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on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following:

(a) net earnings or net income (before or after taxes);

(b) basic or diluted earnings per share (before or after taxes);

(c) net revenue or net revenue growth;

(d) gross revenue;

(e) gross profit or gross profit growth;

(f) net operating profit (before or after taxes);

(g) pre-tax profits (before or after LIFO adjustments)

(h) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(i) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(j) earnings before or after taxes, interest, depreciation and/or amortization;

(k) gross or operating margins;

(l) productivity ratios;

(m) share price (including, but not limited to, growth measures and total stockholders return);

(n) expense targets;

(o) margins;

(p) operating efficiency;

(q) objective measures of customer satisfaction;

(r) working capital targets;

(s) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(t) acquisitions or divestitures;

(u) any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(v) foreign exchange gains and losses; and

(w) a change in the Company’s fiscal year.

2.39

“PERFORMANCE PERIOD” means the one or more periods of time not less than one fiscal quarter in duration, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

2.40	“PLAN” means this THOR Industries, Inc. 2016 Equity and Incentive Plan.

2.41	“RELATED RIGHTS” has the meaning set forth in Section 7.3(a).
2.42	“RESTRICTED AWARD” means any Award granted pursuant to Section 7.1(a).

2.43	“RESTRICTED PERIOD” has the meaning set forth in Section 7.1(a).

2.44	“RULE 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.45	“SAR EXERCISE PRICE” has the meaning set forth in Section 7.3(b).

2.46	“SECURITIES ACT” means the Securities Act of 1933, as amended.

2.47

“STOCK APPRECIATION RIGHT” means the right pursuant to an award granted under Section 7.3 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.

2.48	“STOCK FOR STOCK EXCHANGE” has the meaning set forth in Section 6.4.

2.49

“TEN PERCENT STOCKHOLDER” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

3.1	ADMINISTRATION BY BOARD. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2	POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to select and grant to Participants Awards pursuant to the terms of the Plan.

3.3

SPECIFIC POWERS. In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or

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a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals; (k) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent; (l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan. The Administrator also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.

3.4

DECISIONS FINAL. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5	THE COMMITTEE.

(a) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Stock is Registered. At such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards

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are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.6

INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.  SHARES SUBJECT TO THE PLAN.

Subject to adjustment in accordance with Section 12, the total number of shares of Common Stock that shall be available for the grant of Awards under the Plan shall not exceed ~~2,000,000~~ 5,000,000 of which a maximum of ~~2,000,000~~ 5,000,000 shares can be awarded as Restricted Awards; provided, that, for purposes of this limitation, any Common Stock subject to an Option or Award that is canceled, forfeited or expires prior to exercise or realization, shall again become available for issuance under the Plan. Subject to adjustment in accordance with Section 12, no Participant shall be granted, during any one (1) year period, Options to purchase Common Stock or Stock Appreciation Rights with respect to more than 1,000,000 shares of Common Stock or any other Awards with respect to more than 2,000,000 shares of Common Stock. The aggregate grant date fair value of Awards that may be granted during any fiscal year to any non-employee director shall not exceed $500,000. Stock available for distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Notwithstanding anything to the contrary contained herein: (i) shares tendered in payment of an Option shall not be added to the aggregate plan limit described above; (ii) shares withheld by the Company to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; and (iii) all shares covered by a Stock Appreciation Right or other Awards, whether or not shares of Common Stock are actually issued to the Participant upon exercise or settlement of the Award, shall be considered issued or transferred pursuant to the Plan. All shares reserved for issuance under the Plan may be used for Incentive Stock Options. No fractional shares of Common Stock may be issued.

5. ELIGIBILITY.

5.1

ELIGIBILITY FOR SPECIFIC AWARDS. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and Directors and those individuals whom the Administrator determines are reasonably expected to become Employees and Directors following the Date of Grant.

5.2

TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.

5.3	DIRECTORS. Each Director of the Company shall be eligible to receive discretionary grants of Awards under the Plan.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1	TERM. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it was granted.

6.2	EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of Section 5.2 regarding

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Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3

EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The Option Exercise Price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4

CONSIDERATION. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise or (iv) in any other form of legal consideration that may be acceptable to the Administrator. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.

6.5

TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6

TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a permitted transferee, as hereinafter defined, upon written approval by the Administrator to the extent provided in the Option Agreement. A permitted transferee means a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

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6.7

VESTING GENERALLY. The Option may vest only after the expiration of a minimum one-year period from the date of award. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event.

6.8

TERMINATION OF CONTINUOUS SERVICE. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder’s Continuous Service terminates (other than upon the Option holder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement; provided, that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

6.9

EXTENSION OF TERMINATION DATE. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10

DISABILITY OF OPTIONHOLDER. Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.11

DEATH OF OPTIONHOLDER. Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.12

INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.13

NO RIGHTS AS A STOCKHOLDER. An Optionholder has no rights as a stockholder with respect to the shares of Common Stock subject to an Option (including the rights to receive dividends) unless and until the Option is exercised.

7. PROVISIONS OF AWARDS OTHER THAN OPTIONS.

7.1	RESTRICTED AWARDS.

(a) General. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine.

(b) Restricted Stock and Restricted Stock Units.

(i) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award

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Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (a) an escrow agreement satisfactory to the Administrator, if applicable and (b) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided, that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock have lapsed. Interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. The cash dividends or stock dividends so withheld by the Administrator and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Administrator, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends or interest (if any).

(ii) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Administrator, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company for the Participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock Units have lapsed. Interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Administrator. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Administrator, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents or interest (if any).

(c) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Administrator shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(d) Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and

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end at the time or times set forth on a schedule established by the Administrator in the applicable Award Agreement.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.1(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.1(b)(ii) hereof and the interest thereon or, at the discretion of the Administrator, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Administrator may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.2	PERFORMANCE COMPENSATION AWARDS.

(a) General. The Administrator shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Administrator shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b) Eligibility. The Administrator will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.2. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Administrator with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Administrator shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Administrator shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.2(c) and record the same in writing.

(d) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, or as otherwise provided in Section 12, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of

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a Performance Compensation Award for such Performance Period.

(ii) Limitation. Except as provided in Section 12, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period. Except as provided in Section 7.1(b), a Performance Compensation Award shall not entitle the Participant to receive any dividends paid during the Performance Period on shares of Common Stock that may be issued in settlement of a Performance Compensation Award.

(iii) Certification. Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Administrator shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.2(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Administrator may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Administrator shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 7.2(d)(vi) of the Plan.

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.2.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one

Participant under the Plan for a Performance Period is 2,000,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Administrator. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 7.2(a) shall be $20,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Administrator or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

7.3	STOCK APPRECIATION RIGHTS.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.3 (b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

(b) Grant Requirements. A Stock Appreciation Right may only be granted if the Stock Appreciation Right does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR exercise price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR exercise price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

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(c) Exercise and Payment. Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR exercise price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.3 (b) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

(d) Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.3 (b) are satisfied.

(e) Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

(f) Written Request. Unless otherwise determined by the Administrator in its sole discretion and only if permitted in the Stock Appreciation Right’s Award

Agreement, any exercise of a Stock Appreciation Right for cash may be made only by a written request filed with the Corporate Secretary of the Company. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Administrator shall disapprove such written request, such written request shall be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.

(g) Disapproval by Administrator. If the Administrator disapproves in whole or in part any election by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such Participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator. Additionally, such disapproval shall not affect such Participant’s right to exercise any related Option.

(h) A Stock Appreciation Right shall not entitle the Participant to receive any dividends declared on the Common Stock prior to the exercise of a Stock Appreciation Right for shares of Common Stock.

8. COVENANTS OF THE COMPANY.

8.1	AVAILABILITY OF SHARES. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

8.2

SECURITIES LAW COMPLIANCE. Each Option Agreement and Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell

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shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10. MISCELLANEOUS.

10.1

ACCELERATION OF EXERCISABILITY AND VESTING. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2

STOCKHOLDER RIGHTS. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3

NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4	TRANSFER, APPROVED LEAVE OF ABSENCE. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

10.5

INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/ or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

10.6

WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise

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issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.2(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award. Any adjustment in Incentive Stock Options under this Section 11 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h) (3) of the Code, and any adjustments under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act or otherwise result in a violation of Section 409A of the Code. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Administrator determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the above, in the event of any of the following: (i) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Company are acquired by another person; (iii) the reorganization or liquidation of the Company; or (iv) the Company shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Administrator may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 11 may be varied by the Administrator in any particular Award Agreement.

12. CHANGE IN CONTROL, CASH-OUT AND TERMINATION OF UNDERWATER OPTIONS AND STOCK APPRECIATION RIGHTS.

12.1

CHANGE IN CONTROL. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 12.2 hereof, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) any and all outstanding Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause or resignation for Good Reason within twenty-four (24) months following consummation of a Change in Control, any Awards so assumed, converted, replaced or continued will become immediately exercisable;

(b) any restriction imposed on a Restricted Award or Performance Compensation Award shall lapse unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause or resignation for Good Reason within twenty-four (24) months following consummation of a Change in Control, the restrictions on any Awards so assumed, converted, replaced or continued shall lapse; and

(c) the portion of any and all Performance Compensation Awards that remain outstanding following the occurrence of a Change in Control shall be determined by applying actual performance from the beginning of the Performance Period through the date of the Change in Control using the Performance Formula to determine the amount of the payout or distribution rounded to the nearest whole share of Common Stock. Notwithstanding the foregoing, if the Change in Control occurs prior to the end of a Performance Period for an Award, the Performance Formula shall generally be adjusted to take into account the shorter period of time available to achieve the Performance Goals. If a quantitative Performance Formula for the entire Performance Period has been determined by the Company by adding together one or more Performance Goals for multiple time periods within the Performance Period

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(each a “subperiod”), then the adjusted Performance Formula for a given level of performance shall be equal to the sum of (1) the Performance Goals for each completed subperiod for such level of performance and (2) a prorated Performance Goal (determined by the number of days in such subperiod falling on or before the occurrence of the Change in Control divided by the total number of days in such subperiod) for such level of performance for each subperiod not completed on or before the occurrence of the Change in Control. If there are no subperiods, then the quantitative Performance Formula shall be prorated by taking the Performance Goal for each specified level of performance for the entire Performance Period and multiplying it by a fraction, the numerator of which is the number of days in the Performance Period falling on or before the occurrence of the Change in Control and the denominator of which is the total number of days in the Performance Period. Qualitative Performance Goals shall not be adjusted. In the unlikely event that the Company is unable to substantially adjust the target Performance Goal(s) for an Award as set forth above, then the portion of such Award that shall remain outstanding shall be based on the assumption that the target level of performance for each Performance Goal for the entire Performance Period has been achieved.

The portion of the Award that remains outstanding following the occurrence of a Change in Control as determined in the preceding paragraph shall vest in full at the end of the Performance Period set forth in such Award so long as the Participant’s employment (or if the Participant is a Director, service) with the Company or one of its subsidiaries does not terminate until the end of the Performance Period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (1) the termination of the Participant by the Company without Cause, (2) the refusal of the continuing entity to assume, convert, replace or continue the Award, or (3) the resignation of the Participant for Good Reason.

12.2

CASH-OUT AND TERMINATION OF UNDERWATER OPTIONS/SARS. The Committee may, in its sole discretion, provide that (a) all outstanding Options and Stock Appreciation Rights shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each share of Common Stock subject to such Options or Stock Appreciation Rights, an amount in cash and/or shares of Common Stock equal to the excess of the Fair Market Value of a share of Common Stock immediately prior to the occurrence of the Change in Control over the exercise price of the Option or Stock Appreciation Right; and (b) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a share of Common Stock as of the date of the Change in Control is less than the exercise price of the Option or Stock Appreciation Right.

13. AMENDMENT OF THE PLAN AND AWARDS.

13.1

AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

13.2

STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3

CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/ or Awards granted under it into compliance therewith.

13.4

NO IMPAIRMENT OF RIGHTS. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5

AMENDMENT OF AWARDS. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split,

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extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

14. GENERAL PROVISIONS.

14.1

OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.

14.2	RECAPITALIZATIONS. Each Option Agreement and Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.3

DELIVERY. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.4

OTHER PROVISIONS. The Option Agreements and Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

14.5	CANCELLATION AND RESCISSION OF AWARDS FOR DETRIMENTAL ACTIVITY.

(a) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity described in Section 2.16.

(b) Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity described in Section 2.16.

(c) In the event a Participant engages in Detrimental Activity described in Section 2.16 after any exercise,

payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year after such exercise, payment or delivery. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14.6

DISQUALIFYING DISPOSITIONS. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.7

SECTION 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.7, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.8

SECTION 162(M). To the extent the Administrator issues any Award that is intended to be exempt from the application of Section 162(m) of the Code, the Administrator may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

15. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as of the Effective Date, but each Award granted shall be conditioned upon

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approval of the Plan by the stockholders of the Company, and if such approval has not been given within twelve (12) months after the date the Plan is adopted by the Board, each Award granted prior to such approval shall be canceled and of no further effect.

16. TERMINATION OR SUSPENSION OF THE PLAN.

The Plan shall terminate automatically on October 10, 2026. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 7.2 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 7.2 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

17. CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such states conflict of law rules.

THOR INDUSTRIES, INC.  /  103

104  /  NOTICE OF 2021 ANNUAL MEETING & PROXY STATEMENT

north american towables

- AIRSTREAM
- CROSSROADS
- CRUISER RV Great American Trailers
- DRV Luxury Suites
- Dutchmen
- HEARTLAND RECREATIONAL VEHICLES
- Highland RIDGE RV
- Jayco
- KEYSTONE RV COMPANY
- KZ RECREATIONAL VEHICLES
- STARCRAFT
- VANLEIGH
- VENTURE

north american motorized

- AIRSTREAM
- ENTEGRA COACH
- Jayco
- THOR MOTOR COACH
- TIFFIN MOTORHOMES

rv supply

- AIRXCEL
- Aqua-Hot. An AIRXCEL Brand
- Can An AIRXCEL Brand
- CLEER VISION An AIRXCEL Brand
- Coleman-Mach An AIRXCEL Brand
- dicor products An AIRXCEL Brand
- MAXXAIR An AIRXCEL Brand
- MCD An AIRXCEL Brand
- Postle Aluminum
- Suburban An AIRXCEL Brand
- TOGO GROUP
- united shade An AIRXCEL Brand
- vixen composites An AIRXCEL Brand

european

- Buccaneer
- bürstner
- carado
- Compass
- CROSSCAMP
- Dethleffs
- Elddis
- ERIBA
- ETRUSCO
- FREEONTOUR
- GOLDSCHMITT
- HYMER
- LAIKA
- LMC
- McRent
- MOVERA
- NIESMANN +BISCHOFF
- rent easy
- Sunlight
- Xplore

THOR

601 East Beardsley Avenue
Elkhart, IN 46514
574.970.7460

WWW.THORINDUSTRIES.COM

THOR INDUSTRIES, INC.

ATTN: W. TODD WOELFER

601 EAST BEARDSLEY AVENUE

ELKHART, IN 46514

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/16/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/THO2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/16/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS     PROXY     CARD     IS     VALID     ONLY     WHEN     SIGNED     AND     DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1. Election of Directors
Nominees
01) Andrew Graves 02) Christina Hennington 03) Amelia A. Huntington 04) Laurel Hurd 05) Wilson Jones
06) William J. Kelley, Jr. 07) Christopher Klein 08) Robert W. Martin 09) Peter B. Orthwein 10) James L. Ziemer
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our Fiscal Year 2022.							☐	☐	☐
3. Non-binding advisory vote to approve the compensation of our named executive officers (NEOs).							☐	☐	☐
4. Approval of the Amendment to the THOR Industries, Inc. 2016 Equity and Incentive Plan.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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THOR INDUSTRIES, INC.

Annual Meeting of Shareholders

December 17, 2021 9:00 AM EST

This proxy is solicited by the Board of Directors

The undersigned shareholder of THOR Industries, Inc. hereby appoints Andrew Graves and W. Todd Woelfer, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of THOR INDUSTRIES, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EST on December 17, 2021, virtually at www.virtualshareholdermeeting.com/THO2021 and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side